FINAL EXECUTION COPY

DEKA FIRST REAL ESTATE USA L.P.,
a New York limited partnership

Landlord

to

AETHER HOLDINGS, INC.,
a Delaware corporation

Tenant

LEASE

Premises:

34th Floor

1330 Avenue of the Americas
New York, New York

INDEX

Page

THIS LEASE (hereinafter called this "Lease"), dated as of September 29, 2006, between DEKA FIRST REAL ESTATE USA L.P., a New York limited partnership having an office at c/o Deka Immobilien Investment GmbH, Mainzer Landstrasse 16, 60325 Frankfurt, Germany (hereinafter called "Landlord"), and AETHER HOLDINGS, INC., a Delaware corporation, having an office at 1330 Avenue of the Americas, 34th Floor, New York, New York 10019 (hereinafter called "Tenant").

WITNESSETH:

ARTICLE 1

Premises, Term, Rent

1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building commonly known as and by the street address 1330 Avenue of the Americas, New York, New York (hereinafter called the "Building"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. The plot of land on which the Building is erected is hereinafter called the "Land". Each party hereto hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02. The premises hereby leased to Tenant are the entire rentable area on the Thirty-fourth (34th) floor of the Building, comprised of 10,250 rentable square feet, as shown on the floor plan annexed hereto as Exhibit A and made a part hereof. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 13 hereof) constitute and are hereinafter called the "Demised Premises".

1.03. The term of this Lease (herein so called), for which the Demised Premises are hereby leased, shall commence on the date Landlord delivers the Premises to Tenant in the "Delivery Condition" as hereinafter defined (the "Lease Commencement Date"). The term of this Lease shall continue for a period of ten (10) years and six (6) months (the "Term") from and after the Lease Commencement Date and shall expire on the last day of such period (the "Lease Expiration Date"). After the occurrence of the Lease Commencement Date, Tenant and Landlord shall execute a certificate in the form attached as Exhibit F stipulating and agreeing to the Lease Commencement Date and the Lease Expiration Date; provided, however, the failure to enter into such a supplementary agreement shall have no effect with respect to the validity or enforceability of the terms and provisions of this Lease. The first lease year shall be the period commencing on the Lease Commencement Date and ending on the last day of the month in which the first anniversary of the Lease Commencement Date falls. Each subsequent "lease year" shall commence on the day immediately following the last day of the preceding lease year, and shall continue for a period of twelve (12) full calendar months; provided, however, that the last lease year shall in any event expire on the Lease Expiration Date.

1.04. The rent (the fixed rent, as hereinafter defined and described in paragraphs (a) and (b) below, and the additional rent, as hereinafter defined are sometimes hereinafter collectively called the "rent") reserved under this Lease, for the term thereof, shall be and consist of:

(a) Fixed rent of $850,750.00 per year which shall be payable in equal monthly installments of $70,895.83 in advance on the first day of each and every calendar month during the period commencing on Rent Commencement Date and continuing through the date that is the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date (the "Years 1 – 5 Rent"), except that Tenant shall pay the first monthly installment of fixed rent upon the execution of this Lease. The "Free Rent Period" shall commence on the Lease Commencement Date and end on the day that is six (6) months after the Lease Commencement Date (the "Rent Commencement Date").

(b) Fixed rent of $891,750.00 per year which shall be payable in equal monthly installments of $74,312.50 in advance on the first day of each and every calendar month during the period commencing on the fifth (5th) anniversary of the Rent Commencement Date and continuing through the Lease Expiration Date (the "Years 6 – 10 Rent") (the Years 1 – 5 Rent and Years 6 – 10 Rent shall be referred to collectively herein as the "fixed rent").

(c) Additional rent (herein so called) consisting of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed rent); all to be paid to Landlord at the address given below or such other place, or to such agent and at such other place, as Landlord may designate by notice to Tenant as provided in Section 31.01 hereof, in lawful money of the United States of America. Such payment of the rent shall be in cash or by check (drawn upon a bank whose principal office is located within the continental United States of America), subject to collection. Landlord's initial address for payment of rent is as follows: Deka First Real Estate USA L.P., Chase Manhattan Bank, GPO 26388, New York, New York 10087-6388.

1.05. Tenant covenants and agrees to pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction, offset, setoff or counterclaim whatsoever. The immediately preceding sentence shall not limit any right of Tenant pursuant to Section 1.04(a), Section 21.02, or Section 22.01.

1.06. If the Rent Commencement Date occurs on a day other than the first (1st) day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first (1st) month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

1.07. Notwithstanding the foregoing provisions of this Article 1, Tenant acknowledges that Landlord has informed Tenant that (i) the Demised Premises are as of the date hereof, leased to Starwood Hotels & Resorts Worldwide, Inc. (as successor-in-interest to ITT Corporation) ("Existing Tenant"), pursuant to a lease dated March 31, 1989 (the "Existing Lease"), (ii) the Existing Lease expires on December 31, 2006, (iii) the Demised Premises are currently subleased to P. Schoenfeld Asset Management, L.L.C., pursuant to a sublease dated December 6,

1996 (the "Existing Sublease"), and (iv) the Existing Sublease expires on October 31, 2006. When the Existing Sublease expires on October 31, 2006, Landlord shall use commercially reasonable efforts to attempt to obtain possession of the Demised Premises for the Tenant on or about November 1, 2006; provided, however, that the failure of Landlord to obtain such possession shall not in any event constitute a default hereunder or in any way limit the obligations of Tenant hereunder. Landlord and Tenant mutually recognize that any such early possession will require the cooperation of both Existing Tenant and Existing Subtenant.

1.08. Simultaneously with the execution of this Lease, Landlord and Tenant shall execute a license agreement (the "License Agreement") pursuant to which, among other things, (i) Tenant, as licensee, shall be permitted to remain in its existing space (the "Existing Space") on the fortieth (40th) floor of the Building for a period (the "License Period") commencing on the day after Tenant's sublease for the Existing Space expires (the "License Commencement Date") and ending on the earliest of (w) the date Tenant vacates the Existing Space, (x) one hundred twenty (120) days following the Delivery Date, (y) the date on which Tenant's Work is substantially completed and (z) the date Tenant occupies the Demised Premises for any purpose other than the construction of Tenant's Work, (ii) the license fees payable by Tenant, as licensee, for the first sixty (60) days of the License Period shall be based on the per square foot rental (fixed rent plus escalations) currently paid by Tenant under its sublease for the Existing Space and (iii) if the License Period continues beyond the sixtieth (60th) day following the License Commencement Date, the license fees payable by Tenant, as licensee, shall be then based on the per square foot rental (fixed rent plus escalations) payable by Tenant under its this Lease for the Demised Premises. The License Agreement shall be in the form of Exhibit G attached hereto.

ARTICLE 2

Use

2.01. The Demised Premises shall be used for the following, but for no other purpose, namely: executive, administrative, and general offices of Tenant and uses incidental thereto. Those portions, if any, of the Demised Premises which are identified as toilets and utility areas shall be used by Tenant only for the purposes for which they are designed.

2.02. Tenant shall not use or permit the use of the Demised Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the certificate of occupancy for the Demised Premises or the Building, and Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or, in Landlord's reasonable judgment, occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Notwithstanding the foregoing, Landlord represents to Tenant that neither the use of the Premises for the purposes set

forth in Section 2.01 above, nor any activities by Tenant comparable to the manner in which Tenant occupied premises on the 40th floor of the Building as provided for and in accordance with that specific lease for the 40th floor, will constitute a violation of any of the provisions of this Section 2.02. Tenant shall not install any electrical or other equipment of any kind other than ordinary office equipment otherwise permitted pursuant to the terms of this Lease which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance.

2.03. If any governmental or quasi-governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Demised Premises, and if the failure to secure such license or permit, might or would, in any way, adversely affect Landlord, then Tenant, at Tenant's sole expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant's sole expense, shall, at all times, comply with the requirements of each such license or permit.

ARTICLE 3

Preparation of the Demised Premises

3.01. Landlord shall deliver the Demised Premises and existing bathrooms to Tenant in its current "as-is", broom clean condition, with the Building heating, air conditioning and other mechanical systems serving the Demised Premises in working order and repair and free of asbestos-containing material, and with an ACP-5 Certificate delivered to Tenant (collectively, the "Delivery Condition"). (The earlier of (x) the date on which Landlord delivers the Demised Premises in the Delivery Condition and (y) the date on which Tenant accepts or occupies the Demised Premises (for the construction of Tenant's Work or otherwise, excluding access solely for measurements) shall be referred to herein as the "Delivery Date"). Subject to the foregoing, Tenant shall accept the Demised Premises "as-is", in its condition and state of repair existing as of the Lease Commencement Date. Tenant understands and agrees that except for the Delivery Condition and the Tenant Improvement Allowance (as hereinafter defined in Exhibit E), Landlord shall not be obligated to perform any work (including, without limitation, any additional work to make the existing bathrooms compliant with the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder and any additional work making the Demised Premises compliant with all other applicable local, state and federal laws, ordinances, codes and regulations) nor incur any expense in connection with the preparation of the Demised Premises for Tenant's initial occupancy, the Demised Premises being delivered to Tenant in "as-is" condition. Tenant hereby acknowledges that (i) it has inspected the Demised Premises and accepts the same in an "as-is" condition, (ii) the Demised Premises is suitable for the purpose for which the same are being leased, and (iii) Landlord has made no warranty, representation or agreement with respect to the fitness or condition of the Demised Premises for any particular purpose except as specifically set forth herein. The taking of possession of the Demised Premises shall be conclusive evidence that Tenant accepts the Demised Premises (subject to latent defects) and, except for the Delivery Condition and as specifically provided in Exhibit E attached hereto and under or part hereof, Tenant shall bear the entire cost of any and all installations, facilities, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Demised Premises for Tenant's initial

occupancy ("Tenant's Work"). Tenant's Work shall constitute a Tenant's Change pursuant to Article 12, and consequently, except as otherwise specifically provided herein, all of the terms, covenants and conditions of this Lease, including without limitation, Article 12 and Exhibit E, shall apply to Tenant's Work. Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, make and complete any work and installations in and to the Demised Premises set forth in Tenant's approved plans and specifications with respect to Tenant's Work. Notwithstanding the foregoing provisions of Section 3.01, Landlord shall provide Tenant access to the telecommunications closet within the Building for Tenant to install, at Tenant's sole cost and expense, telecommunications services to the Demises Premises, provided that, subject to the provisions of Articles 12, 13, and 14, Tenant shall, at its sole cost and expense, repair any damage to the Demised Premises or the Building resulting from such access and installation.

ARTICLE 4

Adjustments of Rents

4.01. As used in this Article 4, the words and terms which follow mean and include the following:

(a) "Tax Year" shall mean each period of twelve (12) months, commencing on the first (1st) day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of New York City, New York;

(b) "Operation Year" shall mean each calendar year or portion thereof, subsequent to the calendar year 2007, in which occurs any part of the term of this Lease;

(c) "Base Year" shall mean the twelve (12) month period commencing on January 1, 2007 and ending on December 31, 2007;

(d) "Tenant's Proportionate Share" shall mean 2.31% (the percentage that the rentable area of the Demised Premises bears to the Building Rentable Office Area, as determined by Landlord).

(e) "Assessed Valuation" shall mean the amount for which any parcel of real property or structure or improvement is assessed by New York City, New York for the purposes of Real Estate Taxes;

(f) "Real Estate Taxes" shall mean the sum of (1) the amount determined by multiplying (i) the Assessed Valuation of the Land and the Building for any Tax Year by (ii) the real property tax rate applicable to New York City for such Tax Year, plus (2) any special or extraordinary assessments and governmental levies imposed against the Land and the Building. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied against Landlord in addition to or in substitution, in whole or part, for or in lieu of any tax which would otherwise constitute "Real Estate Taxes", such franchise, income, profit or other tax shall be deemed to be Real Estate Taxes for the purposes

hereof to the extent of such substitution and calculated as if the Land and Building were the sole assets of Landlord, and shall be deemed to be included in the term "Real Estate Taxes;"

(g) "Real Estate Tax Base" shall mean the Real Estate Taxes for the Tax Year commencing July 1, 2006 and ending on June 30, 2007; and

(h) "Operating Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord in connection with the operation and maintenance of the Building, and the services provided tenants in the Building, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder. Operating Expenses shall include, without being limited thereto, the following: (i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of the managing agent for the Building up to the level of property manager (or, in the event of a successor Landlord, the employees of such managing agent or Landlord up to the level of building manager) engaged in the operation and maintenance of the Building including compensation for work actually performed in or about the Building ordinarily done by a third party (at a compensation no higher than that which would have been paid to such third party); (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air-conditioning and water (including sewer rental) furnished to the Building (including common areas thereof), together with any taxes on any such utilities (except to the extent any such charges are directly reimbursable by another tenant of the Building to Landlord (for example, charges for overtime utility services)); (iv) the cost of all charges for rent, casualty, war risk (if obtainable from the United States government), terrorism coverage, and liability insurance; (v) the cost of all building and cleaning supplies and charges for telephone for the Building; (vi) the cost of all charges for cleaning any areas of the Building; (vii) the cost of all charges for management, window cleaning and service contracts for any areas of the Building; (viii) the cost of all charges for electricity (including any taxes thereon) furnished to the Building (except electrical energy furnished to the demised space of tenants at the Building); (ix) the cost and expense in connection with Landlord's compliance with all applicable laws, rules, regulations, orders, permits and requirements; (x) the cost relating to the elevators and escalators; (xi) the cost relating to the protection, security and life safety systems; (xii) the cost relating to lobby decorations and interior and exterior landscape maintenance, (xiii) repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class office building; (xiv) painting of non-tenanted areas; (xv) professional and consulting fees other than in connection with marketing or leasing premises in the Building, or suits against tenants; and (xvi) association fees or dues.

Notwithstanding the immediately preceding paragraph, Operating Expenses shall not include the following: (a) the cost of any item which is, or should in accordance with generally accepted real estate accounting principles be, capitalized, unless in the particular instance involved such item shall (i) as hereinafter set forth, be intended or designated to result in actual savings or reductions in Operating Expenses (but limited to the savings or reductions achieved in any Operation Year, as reasonably estimated by Landlord) or (ii) be required to comply with all applicable laws, rules, regulations, orders, permits or requirements enacted or imposed subsequent to the date of this Lease, (b) the cost of tenant improvements or other preparations for occupancy made for new or renewing tenant(s) of the Building (including expenses of labor,

materials, professional and consulting fees incurred in connection with such improvements), (c) the cost of correcting any defects in the Building or the Building equipment or replacing defective equipment to the extent such costs may relate to items fully covered by warranties of manufacturers, suppliers or contractors or otherwise borne by parties other than Landlord, (d) costs, expenses and fees relating to solicitation, advertising for and entering into leases or other tenancy arrangements for space in the Building, (e) interest or amortization paid in connection with any mortgage or other financing Securing the Land or the Building, including any payments of rent under any ground lease, and such payments paid in connection with any refinancing thereof, and any amounts paid in order to obtain any such financing or refinancing, (f) any cost or expense of Landlord is reimbursed by another source, (g) Real Estate Taxes, (h) any payments resulting from Landlord's violation of any governmental authority (unless Landlord is contesting such violation in good faith), (i) acquisition costs for sculpture, paintings or works of art for the Building, (j) charitable or political contributions, (k) to the extent not covered by insurance or condemnation proceeds, any repair, rebuilding or other work necessitated by condemnation, fire, windstorm or other insured casualty or hazard, (l) leasing commissions, advertising expenses and other costs incurred in leasing or procuring new tenants, (m) attorneys' fees, accounting fees and expenditures incurred in connection with negotiations with, and disputes and claims of, other tenants or occupants of the Building, and (n) salaries, overhead and administrative and/or management fees, which in the aggregate, exceed fifteen percent (15%) of the total cost of the Operating Expenses.

If during all or part of any Operation Year (including, but not limited to, the Base Year), Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Building (including, without limitation, the Demised Premises) due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant (including, without limitation, Tenant) of such portion, or such tenant is itself obtaining and providing such item of work or service, or for any other reasons, then, for the purposes of computing the additional rent payable hereunder pursuant to this Section 4.01 the amount of the expenses for such item(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item(s) of work or services to such portion of the Building. In determining the amount of Operating Expenses for any Operation Year (including, but not limited to, the Base Year), if less than ninety-five percent (95%) percent of the Building's rentable area shall have been occupied by tenants or other occupants at any time during such Operation Year, Operating Expenses shall be determined for such Operation Year to be in an amount equal to the like expenses which would normally be expected to be incurred, as reasonably determined by Landlord, had such occupancy been ninety-five percent (95%) percent throughout such Operation Year.

If Landlord shall purchase any item of capital equipment or make any capital expenditure intended or designed to result in savings or reductions in Operating Expenses, then the cost thereof shall be included in Operating Expenses to the extent permitted by the second preceding paragraph. The costs of any such capital equipment or capital expenditures (on an amortized basis as provided below) are so to be included in Operating Expenses for the Operation Year in which such amortized costs are incurred and subsequent Operation Years, shall be amortized on a straight line basis over such period of time as reasonably can be estimated as the time in which

such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an annual interest factor equal to one percentage point over the prime rate of the Citibank, N.A. (or other bank selected by Landlord should Citibank cease to exist) at the time of Landlord's purchase of such capital equipment or making such capital expenditure, as may be applicable. If Landlord shall lease any such item of capital equipment intended or designed to result in savings or reductions in Operating Expenses, then the rentals and other costs paid or incurred in connection with such leasing shall be included in Operating Expenses for the Operation Year in which they were incurred.

(i) "Operating Expense Base" shall mean the Operating Expenses for the Base Year.

(j) "Escalation Statement" shall mean a statement in writing signed by Landlord, prepared in accordance with generally accepted real estate accounting principles, consistently applied, and certified by Landlord's independent accounting firm, setting forth the amount payable by Tenant for a specified Tax Year or Operation Year (as the case may be) pursuant to this Article 4.

(k) "Tenant's Share of Taxes" shall mean an amount equal to Tenant's Proportionate Share of the amount by which the Real Estate Taxes for a Tax Year exceed the Real Estate Tax Base.

(l) "Tenant's Share of Operating Expenses" shall mean an amount equal to Tenant's Proportionate Share of the amount by which the Operating Expenses for an Operating Year exceed the Operating Expense Base.

(m) "Tenant's Projected Share of Taxes" shall mean, Tenant's Share of Taxes as reasonably estimated by Landlord and as set forth in an Escalation Statement, for the Tax Year immediately succeeding the Tax Year in which Tenant's Projected Share of Taxes is payable, divided by twelve (12), and payable monthly by Tenant as additional rent. Landlord and Tenant acknowledge that the Tenant's Projected Share of Taxes payable monthly during a Tax Year is additional rent for such Tax Year, but is in respect of, and a credit against, Tenant's obligation to pay the Tenant's Share of Taxes for the next succeeding Tax Year.

(n) "Tenant's Projected Share of Operating Expenses" shall mean 107% of Tenant's Share of Operating Expenses, if any, payable by Tenant for the Operation Year next preceding the Operation Year during which Tenant's Projected Share of Operating Expenses is payable, divided by twelve (12), and payable monthly by Tenant to Landlord as additional rent. Landlord and Tenant acknowledge that the Tenant's Projected Share of Operating Expenses payable monthly during an Operation Year is additional rent for such Operation Year and is in respect of, and a credit against, Tenant's obligation to pay Tenant's Share of Operating Expenses for such Operation Year, which Tenant's Share of Operating Expenses will not be finally determined until after the last day of such Operation Year.

4.02. (a) If the Real Estate Taxes for any Tax Year shall be more than the Real Estate Tax Base, Tenant shall pay, as additional rent, Tenant's Share of Taxes. Tenant's Share of Taxes shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year

occurring within the term of this Lease. Tenant's Share of Taxes shall be payable by Tenant within fifteen (15) days after Landlord's furnishing Tenant an Escalation Statement, which Escalation Statement shall be accompanied by a copy of the tax bill together with Landlord's computation of Tenant's Share of Taxes. If the Real Estate Taxes for any Tax Year are payable to the taxing authority on an installment basis, Landlord may (but shall not be obligated to) serve such demands upon, and Tenant's Share of Taxes for such Tax Year shall be payable by Tenant, on a corresponding installment basis.

(b) Commencing on Lease Commencement Date and continuing on the first day of each calendar month during such Tax Year and during each and every Tax Year thereafter, Tenant shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Share of Taxes for such Tax Year. During each Tax Year, Tenant shall pay, as an estimate of Tenant's Share of Taxes for such Tax Year, Tenant's Projected Share of Taxes. Upon each date that payment of Tenant's Share of Taxes or an installment on account thereof shall be due from Tenant pursuant to the terms of this Section 4.02, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against Tenant's Share of Taxes or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tenant's Share of Taxes or installment, Landlord shall so notify Tenant in an Escalation Statement and the amount of Tenant's payment obligation with respect to such Tenant's Share of Taxes or installment pursuant to Section 4.02 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than Tenant's Share of Taxes or installment, Landlord shall, at Landlord's option, either (a) pay the amount of excess directly to Tenant concurrently with the Escalation Statement or (b) permit Tenant to credit the amount of such excess against the next payment(s) of Tenant's Projected Share of Taxes due hereunder.

4.03. (a) If the Operating Expenses for any Operation Year shall be more than the Operating Expense Base, Tenant shall pay, as additional rent, Tenant's Share of Operating Expenses. Tenant's Share of Operating Expenses shall be appropriately prorated, if necessary, to correspond with that portion of an Operation Year occurring within the term of this Lease; it being agreed that with respect to the first Operation Year which shall be calendar year 2008, the prorated portion shall commence on January 1, 2008. Tenant's Share of Operating Expenses shall be payable by Tenant within fifteen (15) days after Landlord's furnishing Tenant an Escalation Statement which Escalation Statement shall be accompanied by a copy of Landlord's computation of Tenant's Share of Operating Expenses.

(b) Commencing with and during the first Operation Year after the Base Year, and during each and every Operation Year thereafter, Tenant shall pay to Landlord, as additional rent for the then Operation Year, Tenant's Share of Operating Expenses for such Operation Year. Tenant shall pay, as an estimate of Tenant's Share of Operating Expenses for such Operation Year, Tenant's Projected Share of Operating Expenses. Tenant's Projected Share of Operating Expenses shall be paid by Tenant in accordance with an Escalation Statement prepared by Landlord and given to Tenant. If an Escalation Statement is given to Tenant after the first day of an Operation Year, then the first payment of Tenant's Projected Share of Operating Expenses shall include retroactive payments of Tenant's Projected Share of Operating Expenses from the first day of such Operation Year. Tenant's Projected Share of Operating Expenses payable by Tenant during the next succeeding Operation Year shall be Tenant's Projected Share of

Operating Expenses payable during the current Operation Year, until Landlord prepares and gives to Tenant an Escalation Statement for such next succeeding Operation Year. Upon each date that a payment on account of Tenant's Share of Operating Expenses shall be due from Tenant pursuant to Section 4.03(a) hereof, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Operating Expenses then on account with Landlord against Tenant's Share of Operating Expenses then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge Tenant's Share of Operating Expenses, Landlord shall notify Tenant in an Escalation Statement, and the amount of Tenant's payment obligation with respect to such Tenant's Share of Operating Expenses shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than Tenant's Share of Operating Expenses, Landlord shall, at Landlord's option, either (a) pay the amount of excess directly to Tenant concurrently with the Escalation Statement or (b) permit Tenant to credit the amount of such excess against the next payment(s) of Tenant's Projected Share of Operating Expenses due hereunder.

4.04. Every Escalation Statement given by Landlord shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the Escalation Statement is claimed to be incorrect (a "Tenant Dispute Notice"), and (ii) if such dispute shall not have been settled by agreement within ninety (90) days following receipt by Landlord of the applicable Tenant Dispute Notice, Tenant shall submit the dispute to arbitration pursuant to Article 33 hereof within five (5) business days following the end of such ninety (90) day period following such receipt of the Tenant Dispute Notice. Pending the determination of such dispute, and as a condition precedent to Tenant's right to dispute the Escalation Statement by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such Statement, pay additional rent in accordance with the Escalation Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, at Landlord's option, either (a) pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with the Escalation Statement or (b) permit Tenant to credit the amount of such overpayment against the next payment(s) of Tenant's Projected Share of Operating Expenses due hereunder. If after arbitration it is determined that Tenant's Share of Operating Expenses for the year in question are (a) less than an amount that is more than five percent (5.00%) of the Tenant's Share of Operating Expenses shown on the Escalation Statement submitted by Landlord for the year in question, Landlord shall pay all of Tenant's reasonable expenses incurred in the arbitration, or (b) an amount that is less than or equal to five percent (5.00%) of the Tenant's Share of Operating Expenses shown on the Escalation Statement submitted by Landlord for the year in question, Tenant shall pay all of Landlord's reasonable expenses incurred in the arbitration. Tenant acknowledges and agrees that Landlord's books and records shall not be available to Tenant because of the confidential nature thereof. However, Landlord agrees to give to Tenant, upon Tenant's request therefor, copies of bills and invoices and other reasonable information with respect to the Building for the purpose of verifying the Operating Expenses incurred by Landlord. Tenant agrees to keep all such information strictly confidential and to disclose the same only to such of its advisors, counsel, agents, employees and/or representatives which, in Tenant's reasonable judgment, need to know such information, provided, however, that each such party agrees, in advance, to keep such information strictly confidential.

4.05. In the event that the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operation Year, then in such event, appropriate adjustments shall be made on a basis consistent with the principles underlying the provisions of this Article 4 taking into consideration the portion of such Tax Year or Operation Year which shall have elapsed prior to the date of such event.

4.06. In no event shall the fixed rent ever be reduced by operation of this Article 4. Payments shall be made pursuant to this Article 4 notwithstanding the fact that an Escalation Statement is furnished to Tenant within one (1) year after the expiration of the term of this Lease.

4.07. In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced before Tenant shall have paid Tenant's Proportionate Share of any excess thereof over the Real Estate Tax Base in respect of such Tax Year pursuant to Section 4.02 hereof, the Real Estate Taxes for such Tax Year shall be deemed to include any reasonable expenses, including reasonable attorneys' fees, incurred by Landlord in connection with reducing the Assessed Valuation and/or in obtaining such reduction provided any such expenses shall not exceed the savings. Tenant shall then only be required to pay Tenant's Proportionate Share of the reduced amount of Real Estate Taxes plus Tenant's Proportionate Share of the expenses set forth in the immediately preceding sentence. Tenant shall be entitled to Tenant's Proportionate Share of any such rebate of Real Estate Taxes for any year Tenant paid such Real Estate Taxes up to the amount actually paid by Tenant after Landlord has deducted from such rebate any and all reasonable costs and expenses in receiving such rebate, including, but not limited to, Tenant's Proportionate Share of reasonable attorneys' fees and, in such case, Landlord shall, at Landlord's option, either (a) pay the amount due Tenant within 10 days after Landlord's receipt of such rebate or (b) permit Tenant to credit the amount due Tenant against the next payment(s) of Tenant's Projected Share of Taxes due hereunder.

4.08. Tenant shall pay to Landlord any occupancy tax or rent tax now in effect or hereafter enacted with respect to the Demised Premises, if payable by Landlord in the first instance or hereafter required to be paid by Landlord; provided, however, that Tenant shall not pay any income, franchise, profits or other taxes personal to Landlord. Such tax shall be paid to Landlord as additional rent upon demand.

4.09. If all or any part of the fixed rent or additional rent shall at any time become uncollectible, reduced or required to be refunded by virtue of any rules, regulations, orders, laws or ordinances (including, without limitation, rent control or stabilization laws), of governmental or quasi-governmental authorities having Jurisdiction, then for the period prescribed thereby Tenant shall pay to Landlord the maximum amounts permitted pursuant thereto. Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded, Tenant shall pay to Landlord as additional rent, within twenty (20) days after demand, all such uncollected, reduced or refunded amounts that would have been payable for the period absent such rules, regulations, orders, laws or ordinances, provided that the retroactive collection thereof shall then be lawful.

ARTICLE 5

Failure to Give Possession

5.01. If the Demised Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated or otherwise intended for the commencement of the term of this Lease for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, such specific date shall be deemed to be postponed until the date when the Demised Premises shall be available for occupancy by Tenant as specified in Section 1.03 (and the date set forth in Section 1.04 hereof for the payment of fixed rent shall be extended, consistent with the provisions of Section 1.04, by a period of time equal to the time until the Demised Premises are available for occupancy by Tenant), and Tenant shall not be entitled to possession of the Demised Premises until the same are available for occupancy by Tenant; provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of such specific date, and the parties hereto further agree that any failure to have the Demised Premises available for occupancy by Tenant on such specific date or on the Lease Commencement Date shall in no way constitute a default by Landlord hereunder or affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease and furthermore, this Section 5.01 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force. Notwithstanding the foregoing provisions of this Section 5.01, if the Delivery Date has not occurred by the date that is the first anniversary of the date of this Lease, then Tenant may by notice delivered to Landlord, within (10) business days following such first anniversary, elect to cancel this Lease, in which event this Lease shall be of no further force and effect and neither party hereto shall have any further rights and obligations hereunder, except for any obligations that are expressly stated herein to survive the cancellation or termination of this Lease.

ARTICLE 6

Subordination, Notice to Lessors and Mortgagees

6.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements, restatements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section 6.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; provided, however, that, as between Landlord (but not any such lender or such lender's designee or foreclosure purchaser, or any such lessor under a superior lease, as successor-in-interest to Landlord) and Tenant, the provisions of this Lease regarding assignment and subletting shall control any assignment and subletting in respect of this Lease or the Demised Premises. The leases (including any such renewals, modifications, replacements, restatements and extensions thereof) to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases" and the mortgages (including any such renewals, modifications, replacements, restatements, extensions,

spreaders and consolidations thereof) to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "lessor" and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes herein-after called a "holder."

6.02. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice pursuant to Article 31 hereof of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue to, remedy such act or omission.

6.03. If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes called "successor landlord") and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, covenants, conditions, agreements and provisions, as are set forth in this Lease except that the successor landlord shall not:

(a) be liable for any previous act or omission of Landlord under this Lease;

(b) be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord; or

(c) be bound by any assignment or previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one (1) month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

6.04. Landlord shall use commercially reasonable efforts to obtain a so-called "subordination, non-disturbance and attornment agreement" (a "non-disturbance agreement") in

favor of Tenant from the holder of any superior mortgage (a "Mortgagee") and the lessor of any superior lease (a "Lessor") in form and substance reasonably satisfactory to Tenant and to such Mortgagee or Lessor. The non-disturbance agreement shall provide that so long as this Lease shall be in full force and effect and no default on the part of Tenant shall exist hereunder beyond the applicable notice and cure period:

(a) Tenant shall not be evicted from the Demised Premises by Mortgagee or any assignee or other successor whose rights derive or are claimed to derive from, under or through Mortgagee; its right of possession and other rights under the Lease, including, without limitation, its rights to use and occupy the Demised Premises in accordance with this Lease and its rights in and to the Demised Premises and Building shall not be terminated, disturbed, diminished, interfered with, or in any way affected by a foreclosure of the Mortgage or any renewal, modification, consolidation, extension or replacement thereof;

(b) Tenant shall not be named or joined as a party defendant in any foreclosure action or proceeding which maybe instituted or taken by the Mortgagee, except to the extent provided by applicable law; and

(c) any sale or transfer of title to the Land or Building or any part thereof pursuant to the exercise of any rights or remedies under any such mortgage or superior lease, shall be made subject to this Lease and the rights of Tenant hereunder.

ARTICLE 7

Quiet Enjoyment

7.01. So long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this Lease and, as provided in Article 6 hereof, to the superior leases and the superior mortgages.

ARTICLE 8

Brokerage

8.01. Landlord and Tenant each covenant, represent and warrant to the other party that it has had no dealings or negotiations with any broker or agent other than PBS Realty Advisors LLC ("PBS Realty") (which is representing Tenant) and Cushman & Wakefield, Inc. (which is representing Landlord) in connection with the consummation of this Lease, and each of Landlord and Tenant covenants and agrees to pay, hold harmless and indemnify the other party from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent with whom the indemnifying agent dealt other than the brokers set forth in this Section 8.01, with respect to this Lease or the negotiation thereof. Landlord shall pay the commission due to PBS Realty and Cushman & Wakefield, Inc. pursuant to separate agreement(s).

ARTICLE 9

Compliance with Laws

9.01. (a) Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental and quasi-governmental insurance bodies, at any time duly issued or in force, applicable to the Demised Premises or any part thereof or attributable to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the Demised Premises, unless such alteration is required by reason of a condition which has been created by, or at the insistence of Tenant, or is attributable to the use or manner of use to which Tenant puts the Demised Premises (as opposed to mere office use), or is required by reason of a breach of any of Tenant's covenants and agreements hereunder.

(b) Notwithstanding anything to the contrary contained in this Lease, (i) Landlord shall be responsible, at Landlord's sole cost and expense, to comply with any legal requirements relating to the structural condition of all parts of the Demised Premises if there is a change in such legal requirements and such changes in such legal requirements apply to all real estate generally and not just to the specific manner of use of the Demised Premises by Tenant in accordance with the provisions of this Lease, and (ii) Landlord shall be responsible, at Landlord's sole cost and expense, for compliance with any governmental law, order, regulation or requirement relating to the removal, encapsulation, or other treatment of any asbestos containing materials located within or about the Demised Premises, and for the removal of any asbestos or asbestos containing materials within or about the Demised Premises, unless the presence of any such asbestos was caused by Tenant.

ARTICLE 10

Insurance

10.01. Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises, which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 10.03 hereof) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amount reasonably satisfactory to Landlord.

10.02. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage or rent insurance policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any

claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

Subject to the foregoing provisions of this Section 10.02, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the term of this Lease.

10.03. If, by reason of any failure of Tenant to comply with the provisions of Section 9.01 or Section 10.01 hereof, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

10.04. If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Sections 10.02 or 10.03 hereof, the dispute shall be determined by arbitration pursuant to Article 33 hereof.

10.05. A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises. Notwithstanding anything to the contrary contained in this Lease, Landlord represents and warrants to Tenant that Tenant's use of the Demised Premises for the purposes permitted herein shall not in and of itself violate the insurance policies maintained by Landlord as of the date of this Lease.

10.06. Commencing on the Lease Commencement Date and during the term of this Lease and any extension and renewal thereof, Tenant, at its sole cost and expense, shall carry and maintain the following policies of insurance with insurance companies licensed or authorized to do business in the State of New York and rated as no less than A-, Class VI in the current edition of Best's Guide, insuring Landlord, Landlord's authorized agent, Tenant and any lender of record with a mortgage or other instrument encumbering the Demised Premises, and shall deliver to Landlord a certificate of insurance evidencing such coverage both prior to taking possession of the Demised Premises and annually thereafter:

(a) Property Insurance on the Special or All-Risk Form (including theft, sprinkler leakage, boiler and machinery insurance), covering the Tenant's personal property, trade fixtures, inventory and equipment located in the Demised Premises in an amount equal to the full replacement cost of all items. Such All-Risk policy shall have a commercially

reasonable deductible. When applicable, Landlord and any interested parties (including any lessor under a superior lease and any lender under a superior mortgage) shall be named as loss payee, subject to their interest in the property. Notwithstanding anything to the contrary contained in this Lease, if there does not exist any default hereunder by Tenant (beyond any applicable period of notice and cure), Landlord shall have no interest in any insurance proceeds Tenant receives for Tenant's Property and Landlord shall sign all documents which are necessary or appropriate in connection with the settlement of any claim or loss by Tenant.

(b) Commercial General Liability Insurance on an occurrence form including premises operations, products/completed operations, hazard and contractual coverage with limits of no less than $3,000,000 per occurrence, $5,000,000 General Aggregate and $3,000,000 Completed Operations Aggregate.

(c) Workers' Compensation Insurance with liability limits required by the laws of the jurisdiction in which the Demised Premises are located and employer's liability coverage.

General liability insurance shall, to the extent permitted by law, name Landlord and Landlord's asset and property managers, lessors under superior leases, holders of superior mortgages and other lenders (whose names and addresses have been provided to Tenant by notice to Tenant) insureds and be evidenced by a certificate wherein the insurance carrier will provide for thirty (30) days' prior written notice to Landlord and its asset and property manager before any modification or termination of such insurance. The above-referenced insurance shall be considered primary and non-contributory with or secondary to coverage provided by Landlord. Landlord reserves the right to require reasonable additional coverage and increase limits as industry standards change. Should Tenant engage the services of a contractor, vendor or other service provider, Tenant shall make certain that such contractor, vendor or other service provider will carry General Liability Insurance and shall name Landlord, lessors under a superior leases, lenders under a superior mortgages, other lenders, and Landlord's asset and property managers as additional insureds. Tenant's failure to provide and keep in force the aforementioned insurance, which failure continues for three (3) Business Days after notice thereof is given to Tenant, shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default.

10.07. Tenant shall at any time, and from time to time, upon request, deliver to Landlord either a duplicate original of the policy or a certificate in form and substance reasonably satisfactory to Landlord evidencing the policy described in Section 10.06 hereof within ten (10) days of such request.

ARTICLE 11

Rules and Regulations

11.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit B and made a part hereof, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant; provided, however, that in case

of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

11.02. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors, provided, however, that Landlord shall not enforce the Rules and Regulations against Tenant in an arbitrary manner.

11.03. The Lease provisions shall control and supersede any contradictory or inconsistent provisions contained in the rules and regulations or in any exhibits to this Lease.

ARTICLE 12

Tenant's Changes

12.01. Tenant may from time to time, at its expense, make such alterations, additions, installations, repairs, substitutions and improvements (hereinafter collectively called "Tenant's Changes") in and to the Demised Premises, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, on the following conditions:

(a) Neither the outside appearance of the Building nor any of its structural parts shall be affected;

(b) The proper functioning of any of the mechanical, electrical, sanitary and other systems of the Building shall not be adversely affected, and the usage of such systems by Tenant shall not be materially increased;

(c) Ingress or egress to the Demised Premises shall not be adversely affected, nor shall Tenant be permitted to store items outside the Demised Premises nor impair the first class appearance of the Building or any common areas in the Building;

(d) In performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Article 12;

(e) Before proceeding with any Tenant's Change (other than Permitted Tenant Changes (as defined below)) or those changes affecting the outside appearance of the Building, strength of the Building or any of its structural parts, proper functioning of the mechanical, electrical, sanitary or other systems of the Building or the usage of such systems, or ingress or egress to the Demised Premises (as described in subsections (a), (b) and (c) above), Tenant shall obtain Landlord's prior written consent, which consent shall not be unreasonably be withheld or delayed in respect of any changes to the proper functioning or usage of the mechanical, electrical, sanitary or other systems of the Building;

(f) Notwithstanding anything set forth in this Lease to the contrary, Tenant shall be permitted, without the requirement to obtain Landlord's prior consent, to make Tenant's Changes not exceeding a cost of Fifty Thousand Dollars and No/100ths ($50,000.00) in the

aggregate in any twelve (12) month period, provided that such changes are non-structural, interior and cosmetic in nature, do not affect the Building's systems and are not visible from the exterior of the Demised Premises ("Permitted Tenant's Changes"), and further provided that such changes are otherwise performed in accordance with this Article 12; and

(g) Before proceeding with any other Tenant's Change, Tenant shall obtain Landlord's prior written consent, which consent Landlord may withhold, condition or delay in its discretion.

Tenant's Changes shall be done at Tenant's sole expense by general contractors, subcontractors and materialmen approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that the general contractors set forth on Exhibit H attached hereto shall be deemed to be approved until the earlier to occur of (x) the first anniversary of the date of this Lease and (y) with respect to any such general contractor, subcontractor or materialman, the date that is ten (10) days following notice by Landlord to Tenant that such general contractor, subcontractor or materialman is no longer deemed approved by Landlord. Notwithstanding the foregoing to the contrary, (i) all Tenant's Changes involving fire code compliance and any other life safety system related work and any plumbing, mechanical, electrical and HVAC system shall be performed by a contractor designated by Landlord (each such contractor, a "Designated Contractor") provided, however, such Designated Contractor charges reasonable and competitive rates. In no event shall any material or equipment be incorporated in or to the Demised Premises in connection with any such Tenant's Changes which is subject to any lien, security agreement, charge, mortgage or encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement. Any mechanic's lien filed against the Demised Premises or the Building for work done or claimed to have been done for, or materials furnished or claimed to have been furnished to, Tenant shall be discharged by Tenant within twenty (20) days after Tenant has received notice thereof, by filing the bond required by law or otherwise. Tenant's Changes shall at all times comply with (1) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, (2) reasonable rules and reasonable regulations of Landlord, and (3) if required by Landlord as part of the process to obtain Landlord's consent in accordance with subparagraph (e) of this Section 12.01, plans and specification prepared by and at the expense of Tenant theretofore submitted to Landlord for Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, there shall be no charge for the use of the freight elevator during Business Hours (hereinafter defined). No Tenant's Changes within the purview of subparagraph (e) of this Section 12.01 shall commence until Landlord has approved such plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly, knowingly use any contractors, labor or materials if the use of such contractors, labor or materials would create any difficulty with other contractors, or labor engaged by Tenant or Landlord or others engaged in the construction, maintenance or operation of the Building or any part thereof. In this regard, Tenant understands and agrees that it will be Tenant's sole responsibility to coordinate its access to the Demised Premises and use of the Building loading dock and freight elevators provided, however, that subject to availability, Landlord shall make such facilities available to Tenant on a basis which is reasonably consistent with the rights of other tenants in the Building

to use such facilities. No approval or consent given by Landlord hereunder shall constitute certification by Landlord that any proposed Tenant's Changes comply with clauses (1) and (2) of this Section 12.01. Tenant acknowledges and agrees that notwithstanding anything contained in this Lease to the contrary, and for the purposes of illustration, not limitation, whenever Landlord is obligated (either under this Lease or pursuant to law) not to withhold or delay unreasonably its consent or approval with respect to a matter involving a Tenant's Change or whenever Landlord has otherwise agreed that its consent or approval will be reasonable with respect to a matter involving a Tenant's Change, it shall be deemed to be reasonable for Landlord not to grant such consent or approval in each instance if, in Landlord's reasonable judgment, such consent or approval will cause (or will threaten to cause) any labor dispute or disruption between or among Landlord (or any other occupant or tenant of the Building) and any employee or contractor of Landlord (or of such other occupant or tenant) or the labor unions of which said employees and contractors are members.

Tenant agrees to pay Landlord, one hundred ten percent (110%) of Landlord's indirect costs, field supervision and coordination in connection with any such work, including such costs as freight elevator (to the extent used during time periods that are not Business Hours), architectural, engineering and plan review costs, as additional rent hereunder, within ten (10) days after being billed therefor. Notwithstanding the provisions of the immediately preceding sentence, with respect to Tenant's Work described in Exhibit E, Tenant shall pay to Landlord one hundred percent (100%) of such costs to the extent such costs are actual, reasonable, out-of-pocket costs; provided, however, Tenant shall not be obligated to reimbursement Landlord for any supervising fees in respect of the Tenant's Work.

12.02. Prior to Tenant's undertaking any Tenant's Changes and together with Tenant's request for consent to perform such Tenant's Changes (as a condition precedent to the effectiveness of any such request), Tenant shall cause all contractors, subcontractors, materialmen and/or suppliers engaged by or on behalf of Tenant in connection therewith to be notified in writing that a consent by Landlord to the making of any such Tenant's Changes shall not be or be deemed to be a consent by Landlord to the filing of any mechanic's lien against the interest of Landlord in the Building or the Demised Premises. Furthermore, Tenant understands and agrees that to the extent Tenant requires after hours freight elevator or Building loading dock services in respect of any Tenant's Changes, the provisions of Section 17.01 hereof shall apply.

12.03. Nothing contained in this Lease shall be construed to give Tenant any right, power or authority to contract for or permit the rendering of any work or the furnishing of any material which might give rise to the filing of any mechanic's or other lien against the Demised Premises, the Building or the Land, or the interest of Landlord therein.

12.04. Notwithstanding the foregoing provisions of this Article 12 and the provisions of Section 12.05 below, Tenant shall, at its sole cost and expense, be permitted to remove any and all fixtures, partitions, paneling and non-structural items from the 40th floor of the Building as so desired by Tenant for use in the Demised Premises, provided that such removal does not cause any permanent structural damage to the 40th floor or to the Building, and such fixtures, partitions, paneling and non-structural items (but not Tenant's furniture or other personal property) shall not be considered Tenant's Property. Tenant shall repair or pay the cost of repairing any damage to the 40th floor or to the Building resulting from such removal, but only

to the extent such damage is made to structural portions of the Building, the base mechanical, electrical, plumbing and other systems of the Building, and base fixtures of the Building (for example, convector covers and elevator equipment).

12.05. Without limiting the foregoing provisions of this Article 12 and for the avoidance of doubt, the provisions of Exhibit E attached hereto and made a part hereof shall be applicable to Tenant's Work (including the "TI Work" and "Tenant's Installations") and all Tenant's Work shall be considered to be "Tenant's Changes".

12.06. If any dispute shall arise between Landlord and Tenant with respect to whether or not Landlord unreasonably withheld, conditioned or delayed any consent of Landlord provided for in this Article 12, the dispute shall be determined by arbitration pursuant to Article 33 hereof.

ARTICLE 13

Tenant's Property

13.01. All fixtures, equipment, improvements, installations and appurtenances attached to or built into the Demised Premises at the commencement or during the term of this Lease, whether by Landlord at its own expense or at the expense of Tenant or whether by Tenant at its own expense or at the expense of Landlord, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as expressly provided hereinafter in this Article 13.

13.02. All paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are not owned by Landlord, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes hereinafter called "Tenant's Property"), shall be and shall remain the property of Tenant. Provided (i) Tenant is not in default under this Lease past applicable notice and cure periods, and (ii) this Lease is in full force and effect, Tenant's Property may be removed by Tenant at any time during the term of this Lease; provided further that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

13.03. At or before the Lease Expiration Date, or the date of any earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall repair any damage to the Demised Premises or the Building resulting from such removal; provided that, notwithstanding the foregoing, Tenant shall not be required to remove any paneling or other wall covering or any carpeting or other floor

covering not installed by or on behalf of Tenant, unless Landlord specifies that Tenant shall be required to remove any such item prior to the installation of such item.

13.04. Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Lease Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit at Tenant's sole expense.

13.05. Notwithstanding the foregoing provisions of this <u>Article 13</u>, at the Lease Expiration Date, Landlord may require Tenant to remove all or any portion of Tenant's Work or any other Tenant's Changes and to restore the Demised Premises to their original condition all at the sole cost and expense of Tenant. Tenant shall, at its sole cost and expense, repair any damage to the Demised Premises or the Building resulting from such removal; provided that, notwithstanding the foregoing, Tenant shall not be required to remove any paneling or other wall covering or any carpeting or other floor covering, unless Landlord specifies that Tenant shall be required to remove any such item prior to the installation of such item.

ARTICLE 14

<u>Repairs and Maintenance</u>

14.01. Tenant shall take good care of the Demised Premises including, without limitation, Tenant's Changes (including Tenant's Work (including the "TI Work" and "Tenant's Installations" described in <u>Exhibit E</u>). Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (a) the performance or existence of Tenant's Changes (including Tenant's Work (including the "TI Work" and "Tenant's Installations" described in Exhibit E)), (b) the installation, use or operation of Tenant's Property in the Demised Premises, (c) the moving of Tenant's Property or any other property owned or being delivered to or from Tenant in or out of the Building, (d) the specific use or manner of use of the Demised Premises by Tenant (as opposed to mere office use), or (e) the acts or negligent omissions of Tenant or any of its employees, agents or contractors; but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any Tenant's Changes (including Tenant's Work (including the "TI Work" and "Tenant's Installations" described in Exhibit E)) which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or broken doors and glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings (when required in the reasonable judgment of Tenant) in the Demised Premises and for the repair and maintenance of all lighting fixtures therein.

14.02. Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in working order, condition

and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease.

14.03. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Demised Premises or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises. Notwithstanding the foregoing and anything to the contrary contained in this Lease, Landlord agrees that during the exercise of any right of entry or making any repairs, replacements or improvements or performing any work in the Demised Premises under any of the provisions of this Lease, Landlord shall make all commercially reasonable efforts to minimize interference with conduct of Tenant's business and its use of the Demised Premises.

ARTICLE 15

Electricity

15.01. (a) Subject to Section 15.04 hereof, Landlord shall furnish six (6) watts of electricity per rentable square foot to the electrical panel(s) serving the floor on which the Demised Premises are located. Additionally, a meter system has been furnished and installed by Landlord to measure the amount of "Usage" (as defined in Section 15.02(a)) solely to the Demised Premises. Where more than one meter measures the amount of Usage, Usage through each meter shall be computed and billed separately in accordance with the provisions of this Article 15.

(b) Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, will, upon written request of Tenant, be installed by Landlord, at the sole reasonable cost and expense of Tenant, if in Landlord's sole reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or unreasonably interfere with or disturb other tenants or occupants. Rigid conduit only will be allowed.

15.02. For purposes of this Lease:

(a) "Usage" shall mean Tenant's actual usage of electricity in the Demised Premises as measured by the aforesaid metering system for each calendar month or such other period as Landlord shall determine during the term of this Lease and shall include the quantity and peak demand (kilowatt hours and kilowatts).

(b) "Landlord's Rate" shall mean the service classification (including all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges and other sums payable in respect thereof) pursuant to which Landlord purchases electric current for the Building from the public utility company supplying electric current to the Building.

(c) "Basic Cost" shall mean the product of (i) Usage multiplied by (ii) Landlord's Rate.

(d) "Tenant's Cost" shall mean an amount equal to the sum of (i) the Basic Cost plus (ii) seven percent (7%) of the Basic Cost for Landlord's overhead, administration fees and expenses in connection with submetering.

15.03. Landlord shall, from time to time but not more often than monthly, furnish Tenant with an invoice indicating the period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for such period. Within fifteen (15) days after receipt of each such invoice, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as additional rent. In addition, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, such taxes shall be passed on to, included in the bill to and paid by, Tenant to Landlord, as additional rent.

15.04. Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

15.05. Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, beyond that on Tenant's approved plans for initial occupancy, other than lamps, typewriters, personal computers, fax machines, office-size copiers and other small office machines which consume comparable amounts of electricity without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises.

15.06. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation beyond the six (6) watts per square foot specified above. Tenant shall not make or perform or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Demised Premises without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed). Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the reasonable cost thereof shall be paid by Tenant within fifteen (15) days following Landlord's demand. Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's sole cost and expense. All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord's property upon the expiration or sooner termination of this lease.

15.07. In the event the metering system installed in the Demised Premises for the measurement of electricity consumption in the Demised Premises or any alternative submetering system installed by Landlord at a later date, become either inoperable or prohibited from use, then Landlord, at its expense, may cause an independent electrical engineer chosen by Landlord

or an independent electrical consulting firm selected by Landlord (hereinafter referred to as the "Electrical Consultant") to survey and determine Usage in, and Basic Cost for, the Demised Premises from time to time, at least once per twelve (12) month period, and the Electrical Consultant shall make such determination using criteria generally accepted in the Metropolitan New York City area and Landlord's Rate in effect at the same time, and shall include the quantity and peak demand, for all electricity consumed by Tenant, plus seven percent (7%) of the Basic Cost for Landlord's overhead expenses and administration fees. The determination made by the Electrical Consultant shall be supported by substantial and reasonable evidence provided by independent third parties or developed by the Electrical Consultant and shall be binding on both Landlord and Tenant and such amount shall be deemed Tenant's Cost.

15.08. Provided that Landlord also discontinues furnishing electric energy to substantially all similarly situated tenants in Building, Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Demised Premises at any time upon not less than forty-five (45) days notice to Tenant. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed by Tenant at its sole expense.

ARTICLE 16

Heat, Ventilation and Air-Conditioning

16.01. Landlord, at its expense, shall maintain and operate the heating, ventilating and air-conditioning systems serving the Demised Premises, excluding, without limitation, any equipment added or installed by or on behalf of Tenant (hereinafter called the "Systems"), and, subject to energy conservation requirements of governmental authorities, shall furnish heat, ventilating and air-conditioning, to the main distribution ducts in the Demised Premises through the Systems. Air-conditioning shall be provided only during the period from May 15 through October 15 during Business Hours (as hereinafter defined) on Business Days (as hereinafter defined) and on Saturdays from 8:00 A.M. to 1:00 P.M. Heating and ventilation shall be provided during other periods of the year as may be required for the comfortable occupancy of the Demised Premises during Business Hours on Business Days and on Saturdays from 8:00 A.M. to 1:00 P.M. For the purposes of this Lease, "Business Days" shall exclude Saturdays, Sundays and all other days designated or observed as holidays by either the State or Federal government or by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to heat-ventilation-air-conditioning service, and "Business Hours" shall mean 7:00 A.M. to 7:00 P.M. If Tenant shall require heat, ventilation or air-conditioning service at any other time (hereinafter called "After Hours"), Landlord may, if reasonably possible, furnish such After Hours heat, ventilation or air-conditioning service upon reasonable advance notice from Tenant. Tenant shall pay for such After Hours service upon demand as additional rent Landlord's then established charges therefor for tenants occupying similar space in the Building.

16.02. Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions thereof (including occupancy and connected electrical load) for air-conditioning service in the Demised Premises, or rearrangement of partitioning which interferes with normal operation of the air-conditioning service in the Demised Premises, or the use of computer or data processing machines, may require changes in the Systems servicing the Demised Premises. Such changes so occasioned, shall be made by Tenant, at its expense, as Tenant's Changes pursuant to Article 12 hereof. Tenant agrees to lower and keep closed the venetian blinds or other window coverings in the Demised Premises whenever required for the proper operation of the air-conditioning service.

ARTICLE 17

Landlord's Other Services

17.01. Landlord shall provide passenger elevator service by elevators serving the floor on which the Demised Premises are situated during Business Hours of Business Days, and shall have at least one passenger elevator subject to call at all other times. Landlord shall provide freight elevator service to the floor on which the Demised Premises are located on a non-exclusive basis, at no additional cost to Tenant, subject to availability, during the hours of 8:00 A.M. to 5:00 P.M. on Business Days. Any use of the freight elevator or Building loading dock during any other hours shall be at Landlord's then applicable rate therefor, which shall be paid by Tenant within fifteen (15) days after demand therefor. Tenant may use the freight elevator or the loading dock for moving construction materials and supplies, furniture and equipment only during such other hours, subject to availability and Landlord's reasonable scheduling.

17.02. Landlord shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned substantially in accordance with the cleaning specifications annexed hereto as Exhibit D which specifications may be reasonably modified by Landlord from time to time to the extent that cleaning in accordance with such specifications may not be available at commercially reasonable rates from time to time in the future. Tenant shall pay to Landlord within fifteen (15) days after demand the actual costs incurred by Landlord from the cleaning subcontractor for (a) extra cleaning work in the Demised Premises required because of (1) acts or omissions on the part of Tenant or its employees or visitors, (2) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operating, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (3) unusual quantity of interior glass surfaces, (4) non-building standard materials or finishes installed by Tenant or at its request and which, by their nature, require greater cleaning efforts than building-standard materials or finishes and which Landlord designates as items be so cleaned at or prior to the time when such item is installed, whether by Tenant or by Landlord at the request of Tenant, and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have After Hours access to the Demised Premises and the use (at Tenant s sole expense) of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder.

17.03. Landlord shall furnish hot and cold water to the floor on which the Demised Premises are located, for drinking and lavatory purposes. If Tenant uses water for any other purpose, and Landlord agrees to furnish same, which agreement shall not be unreasonably withheld or delayed, Landlord, at Tenant's reasonable expense, may (but shall not be obligated to) install meters to measure Tenant's consumption of water and/or steam, as the case may be. Tenant shall pay for the quantities of water and/or steam shown on such meters, at Landlord's cost thereof, with fifteen (15) days after the rendition of Landlord's bills therefor.

17.04. Landlord reserves the right, without any liability to Tenant and without being in default under this lease or responsible for any damages Tenant may incur whether directly or indirectly and without being subject to any abatement of rent whatsoever to stop or curtail service of any of the heating, ventilating, air conditioning, electric, sanitary, steam, elevator or other building systems serving the Demised Premises or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, in Landlord's sole judgment, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by governmental or quasi-governmental restrictions, by reason of any mandatory or voluntary conservation measure, or by reason of any other similar or dissimilar cause beyond Landlord's reasonable control, provided however, (i) that Landlord shall use all commercially reasonable efforts to minimize any such disruption in services to the Demised Premises and (ii) in the event there is any failure or defect in service furnished to the Demised Premises that directly results from action taken by Landlord (as opposed to a public service utility company or a governmental authority or any other person or entity) or Landlord determines to make any repairs, additions, alterations, replacements, decorations or improvements in the Building or the Demised Premises that are not necessitated due to the act or omission of Tenant, and Tenant shall be unable for at least three (3) Business Days to operate its business in the Premises in substantially the same manner as such business was operated prior to such interruption (but only to the extent permitted by Article 2 of this Lease), the rent shall be reduced on a per diem basis in their proportion in which the area of the unusable portion of the Demised Premises (i.e., the portion of the Demised Premises in which Tenant is unable to operate its business in substantially the same manner as such business was operated prior to such interruption) bears to the total area of the Demised Premises, for each day subsequent to the aforesaid three (3) Business Days period that such portion of the Demised Premises remains unusable.

17.05. Upon prior written consent from Landlord, Tenant may install, at Tenant's sole cost and expense, any supplemental air conditioning unit(s) (any such installation shall constitute Tenant's Changes and/or Tenant's Work and shall be included in any "TI Work" and "Tenant's Installations" described in Exhibit E relating to the installation of any supplemental air conditioning unit(s)) for any portion of the Demised Premises in accordance with and subject to the provisions of Article 12 and Exhibit E hereof (including the existing air conditioning unit in the Demised Premises on the Lease Commencement Date), which supplemental air conditioning units shall require condenser water for its operation, which such amount of condenser water shall be reasonably feasible for Landlord to supply, taking into consideration the requirements or potential reasonable requirements of other tenants in the Building, Landlord shall supply such condenser water, and Tenant shall pay within fifteen (15) days following demand as additional

rent Landlord's then established charges therefor (as the same may be increased from time to time) for tenants in the Building. Notwithstanding the foregoing provisions of this Section 17.05, Landlord may condition its consent to the installation of any supplemental air conditioning unit, among other things, on the amount of available condensed water in the Building to service the supplemental air conditioning unit equipment. **Landlord's current charge for condenser water is Six Hundred Seventy-Five and No/100th Dollars ($675.00) per ton per annum which charge is subject to annual adjustments based upon the increase in the CPI over the index as of January 1st, 2006**. Notwithstanding the foregoing provisions of this Section 17.05, Landlord agrees to sell and provide Tenant with up to 5 tons of condenser water at such current charge amount as described in the immediately preceding sentence for the initial installation of Tenant's supplemental air conditioning unit. Tenant shall be responsible for maintaining such air conditioning units in good order and condition at its sole cost and expense, including maintaining annual permits and filing fees as may be required or imposed by the City of New York. Tenant acknowledges that Landlord shall not reserve any portion of the condensed water capacity in the Building for any such supplemental air conditioning unit prior to the installation of any such supplemental air conditioning unit. "CPI" means the Consumer Price Index – Urban Wage Earners and Clerical Workers, (New York-Northern New Jersey-Long Island) All Items (1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor and if the CPI ceases to be published, and there is no successor thereto, such other reasonable similar index as the Landlord shall reasonably designate shall be substituted for the CPI.

17.06. To the extent permitted by applicable law, and subject to governmental rules, regulations and requirements and to Landlord's reasonable rules and regulations, Landlord shall provide access to the Demised Premises and reasonable lighting to the common areas of the Building, 24 hours a day, 365 days a year.

ARTICLE 18

Access, Changes in Building Facilities, Name

18.01. Except for (i) the inside surfaces of all walls, windows and doors bounding the Demised Premises and (ii) any supplemental HVAC, Tenant's telecommunications equipment within the Building or other items serving the Demised Premises now or hereafter installed with the consent of Landlord, all of the Building, including exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

18.02. Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Demised Premises (provided that all such pipes, ducts and

conduits in and through the Demised Premises shall, to the extent permitted by law, be erected behind the walls, columns and ceilings or below the floors or inside utility closets located within the Demised Premises), all as Landlord may deem necessary or desirable; provided, however, that there be no material reduction in the amount of usable square footage in the Demised Premises, no unreasonable obstruction of the means of access to the Demised Premises or unreasonable interference with the use of the Demised Premises. Nothing contained in this Article 18 shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental, quasi-governmental or other authority.

18.03. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use, if any, of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may without notice to Tenant be regulated or discontinued at any time by Landlord. If at any time any windows of the Demised Premises are temporarily darkened or obstructed incident to or by reason of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, or are temporarily or (with respect to lot line windows located on any perimeter of the Building adjacent to another parcel of land) permanently closed or rendered inoperable, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of fixed or additional rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Demised Premises, or in or to fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Demised Premises, or in or to the fixtures, appurtenances of equipment thereof, provided that Landlord shall use commercially reasonable efforts to minimize any such inconvenience, annoyance or injury to the business of Tenant.

18.04. Landlord or Landlord's agent shall have the right to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours and upon giving Tenant reasonable notice (a) to examine the Demised Premises and to show them to the fee owners, lessors, holders or Prospective purchasers, mortgagees or lessees of the Building as an entirety, and (b) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as it may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities. Landlord agrees to use reasonable efforts to minimize interference with the operation of Tenant's business within the Demised Premises and will proceed with due diligence to complete same; *provided, however*, that Landlord shall not be obligated to perform any work on an overtime basis or incur premium pay expenses. In addition to the normal day to day work which occurs from time to time in the Building during the term, Tenant specifically acknowledges that certain work in and around the Building is currently being performed and will

continue to be performed for a period of time during the term in connection with the renovation of the Building. Tenant agrees that it is entering into this Lease in full contemplation of the existence of such work and shall be entitled to no offset, abatement or any other reduction of its obligations hereunder as a direct or indirect result of the existence of such work, provided, however, that Tenant's business shall not be unreasonably interfered with. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting and maintenance, without liability to Tenant. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

18.05. During the period of nine (9) months prior to the Lease Expiration Date Landlord may, during Business Hours and upon reasonable prior notice to Tenant, exhibit the Demised Premises to prospective tenants.

18.06. For purposes of this Article 18, the term "Landlord" shall include lessors and holders as provided in Article 6 hereof.

ARTICLE 19

Notice of Accidents

19.01. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (a) any accident in or about the Demised Premises for which Landlord might be liable, (b) all fires in the Demised Premises, (c) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (d) all damage to or defects in any parts of appurtenances of the Building sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

ARTICLE 20

Non-Liability and Indemnification

20.01. Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Landlord, its agents, contractors or employees without contributory negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purposes herein permitted, will be brought upon or be kept in Demised Premises.

20.02. Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (1) arising from (i) the conduct or management of the Demised Premises or of any business therein, or (ii) any work or thing whatsoever done, or any condition created in or about the Demised Premises during the term of this Lease or during the period of

time, if any, prior to the Lease Commencement Date that Tenant may have been given access to the Demised Premises, or (2) arising from any act or omission of Tenant or any of its employees, agents or contractors, and (b) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding. Notwithstanding anything to the contrary, Tenant shall not be responsible to indemnify Landlord if the basis of such indemnification was caused by or resulting from the gross negligence or willful misconduct of Landlord, its agents, employees or servants.

20.03. Except as otherwise expressly provided in this Lease, this Lease and the obligations of Landlord and Tenant hereunder shall be in no wise affected, impaired or excused to the extent and for so long as Landlord or Tenant is unable to fulfill, or is delayed in fulfilling, any of its respective obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or other like cause beyond such party's reasonable control. Notwithstanding the foregoing, nothing in this Section 20.03 shall excuse or delay Tenant's obligation to make payments as and when the same become due under this Lease.

ARTICLE 21

Destruction or Damage

21.01. If the Building or the Demised Premises shall be or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as hereinafter provided in this Article 21), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be relieved of liability or responsibility for damage or destruction resulting from the fault or neglect of Tenant if the insurance policies carried by Landlord on the Building do not cover such damage or contain a waiver of the right of subrogation.

21.02. If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, then, unless such fire or damage shall have resulted from the negligence of Tenant, the rent payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable, such abatement to be determined by multiplying the rent by a fraction, the numerator of which is the untenantable rentable square footage and the denominator of which is the rentable square footage of the Demised Premises and such abatement shall be for the period from the date of such damage or destruction to the date which is the thirty (30) days after the earlier of (i) the day on which the damage shall have been substantially repaired or restored and (ii) the date on which Tenant reoccupies the Demised Premises. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which

shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rent shall completely abate as of the date of the damage or destruction and until the date which is the earlier of (i) thirty (30) days after Landlord shall repair, restore and rebuild the Building and the Demised Premises, or (ii) the date Tenant reoccupies the Demised Premises or such untenantable part thereof for the conduct of its business; provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the Demised Premises are made completely untenantable, the rent allocable to such portion, such allocation to be determined by multiplying the rent by a fraction, the numerator of which is the reoccupied rentable square feet and the denominator of which is the rentable square footage of the Demised Premises shall be payable by Tenant from the date of such occupancy.

21.03. If the Building shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause as to require a reasonably estimated expenditure of more than forty percent (40%) of the full insurance value of the Building immediately prior to the casualty, then in either such case, provided that either (i) Landlord also terminates the leases of other tenants in the Building that sustained similar damage and are similarly situated or (ii) there is less than two years remaining in the Term, Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In case of any damage or destruction mentioned in this Article 21, Tenant may terminate this Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control and such termination shall be effective upon the expiration of thirty (30) days after the date of such notice.

21.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 21. Landlord shall use its best efforts to affect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

21.05. Notwithstanding any of the foregoing provisions of this Article 21, if Landlord or a lessor or a holder shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rent until the total amount of such rent not abated which would otherwise have been abated equals the amount of uncollected insurance proceeds.

21.06. Landlord will not carry separate insurance of any kind on Tenant's Property and Landlord shall not be obligated to repair any damage thereto or replace the same.

21.07. In the event of the termination of this Lease pursuant to any of the provisions of this Article 21, this Lease, the term of this Lease and estate hereby granted shall expire as of the

date of such termination with the same effect as if that date were the Lease Expiration Date, and the fixed rent and additional rent payable hereunder shall be apportioned as of such date.

21.08. The provisions of this Article 21 shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application to the Demised Premises or this Lease.

ARTICLE 22

Condemnation

22.01. In the event that the whole of the Building shall be lawfully condemned or taken in any manner for any public use, this Lease, the term of this Lease and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed rent provided for in Article 1 and the additional rent provided for in Article 4 hereof shall be abated in an amount proportionate to the area of the Demised Premises so condemned or taken, such abatement to be determined by multiplying the fixed rent and additional rent under Article 4 hereof by a fraction, the numerator of which is the rentable square feet taken or condemned and the denominator of which is the area of the Demised Premises, as such area of the Demised Premises may have been increased or decreased as provided in this Lease. In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the Demised Premises be affected) may, at Landlord's option, provided that Landlord also terminates the leases of other tenants in the Building that sustained similar damage and are similarly situated, terminate this Lease, the term of this Lease and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the Demised Premises or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within thirty (30) days following the date of which Tenant shall have received notice of vesting of title, terminate this Lease and the term of this Lease and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed rent and additional rent payable under Article 4 hereof shall be abated to the extent hereinbefore provided in this Article 22. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease, the term of this Lease and estate hereby granted with respect to the remaining portion of the Demised Premises are not terminated as provided in this Lease, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

22.02. In the event of its termination in any of the cases as provided in this Lease, this Lease, the term of this Lease and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Lease Expiration Date, and the fixed rent and additional rent payable hereunder shall be apportioned as of such date.

22.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to claim and recover from the condemning authority compensation for all relocation expenses, and receive such portion of such award or proceeds as shall represent compensation for the value of all improvements made and paid for by Tenant then existing in the Demised Premises and for any loss to which Tenant may be put, business interruption or the taking of any property of Tenant; provided, however, that the award otherwise payable to Landlord shall not be in any way reduced as a result of such claim by Tenant. For the purpose of this Article 22, an award or payment shall mean the entire award or payment for such taking, less expenses incurred in collecting such award or payment.

22.04. It is expressly understood and agreed that the provisions of this Article 22 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

22.05. In the event any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 22, then (a) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of the rent or other compensation from Landlord therefor, but (b) if such compliance is the obligation of Landlord under this Lease, the fixed rent hereunder shall be reduced and additional rent under Article 4 hereof shall be adjusted in the same manner as is provided in Section 21.01 hereof according to the reduction in area of the Demised Premises resulting from such taking.

ARTICLE 23

Surrender

23.01. On the Lease Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease.

23.02. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Demised Premises may be substantial, may exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within two (2) Business Days after the date of the expiration or sooner termination of

the term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or termination of the term of this Lease, a sum equal to two (2) times the average rent and additional rent which was payable per month under this Lease during the last six (6) months of the term of this Lease for the first sixty (60) days Tenant holds over, and three (3) times such average rent and additional rent for any period of holdover beyond sixty (60) days. The aforesaid obligations shall survive the expiration or sooner termination of the term of this Lease.

ARTICLE 24

Conditions of Limitation

24.01. This Lease, the term of this Lease and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) Business Days from the date of service of such notice of intention, and upon the expiration of said five (5) Business Days period this Lease, the term of this Lease and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with of this Lease the same effect as if that day were the Lease Expiration Date, but Tenant shall remain liable for damages as provided in Article 26 hereof.

24.02. This Lease, the term of this Lease and estate hereby granted are subject to further limitation as follows:

(a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid; provided, however, that in any consecutive twelve (12) month period Landlord shall give Tenant two (2) separate notices of such failure to pay any such amount, each of which notices shall provide for a grace period of not more than seven (7) days for the payment of such amount if such payment is not made on the due date therefor; or

(b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder (other than any default or other matter that is covered by any other provision of this Section 24.02), and if such situation shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with reasonable due diligence be cured within a period of twenty (20) days and the

continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not (1) within such twenty (20) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (2) duly institute within such twenty (20) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same within one hundred twenty (120) days after such notice from Landlord, and (3) complete such remedy within such time after the date of the giving of such notice as shall reasonably be necessary; or

(c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term of this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 35 hereof, or if there shall occur any default or breach of any of the provisions of Article 35 hereof; or

(d) whenever Tenant shall vacate or abandon the Demised Premises (unless as a result of a casualty); or

(e) whenever a breach or default occurs in respect of any of the provisions of Article 35 or Article 36 hereof or a default beyond the applicable notice and cure period, if any, in respect of any of the provisions of the License Agreement; or

(f) whenever Tenant shall fail in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 2 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within five (5) days after Landlord shall have given to Tenant a notice specifying the same,

then in any of such cases set forth in the foregoing Paragraphs (a), (b), (c), (d), (e) and (f) of this Section 24.02, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) Business Days from the date of the service of such notice of intention, and upon the expiration of such three (3) Business Days this Lease, the term of this Lease and estate hereby granted, whether or not the term of this Lease shall theretofore have commenced, shall terminate with the same effect as if that day were the Lease Expiration Date, but Tenant shall remain liable for damages as provided in Article 26 hereof.

24.03. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

(a) "Adequate protection" of Landlord's interest in the Demised Premises pursuant to the provisions of Sections 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of this Lease by Tenant shall include, but not be limited to all (or any part) of the following:

(i) the continued payment by Tenant of the fixed rent and all other rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

(ii) the hiring of security guards to protect the Demised Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Demised Premises to the exclusion of Landlord; and

(iii) the furnishing of an additional/new security deposit by Tenant in the amount of eight (8) times the then-current monthly fixed rent.

(b) "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to payment of an additional/new security deposit in the amount of eight (8) times the then-current fixed rent payable hereunder.

(c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

(d) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code

(e) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including fixed rent and other rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

(f) If Tenant assumes this Lease and purposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed offer/assignment, setting forth (1) the name and address of such person or entity, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under this Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant

given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(g) To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

24.04. If, at any time, (a) Tenant shall be comprised of two or more persons, or (b) there is a guarantor of any of Tenant's obligations under this Lease or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in this Article 24, shall mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease.

ARTICLE 25

Re-Entry by Landlord

25.01. If this Lease shall expire or be terminated as provided in Article 24 hereof, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 24 hereof or if Landlord shall re-enter the Demised Premises under the provisions of this Article 25 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26 hereof.

25.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

25.03. If this Lease shall terminate under the provisions of Article 24 hereof, or if Landlord shall reenter the Demised Premises under the provisions of this Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord,

whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 hereof or pursuant to law.

ARTICLE 26

Damages

26.01. (a) If this Lease is terminated under the provisions of Article 24 hereof, or if Landlord shall re-enter the Demised Premises under the provisions of Article 25 hereof, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant or otherwise: (i) the fixed rent and additional rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or termination; (ii) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent or charge a higher rent than that in this Lease and Tenant or the legal representatives of Tenant shall pay Landlord any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Term; and/or (iii) Landlord shall be entitled to recover from Tenant, in lieu of the deficiency described in the preceding clause (ii), and Tenant shall pay to Landlord, on demand, a sum equal to the amount by which the rent for the period which otherwise would have constituted the unexpired portion of the Term exceeds the fair and reasonable rental value for the same period. The failure of Landlord to re-let the Demised Premises or any part or part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the deficiency described in clause (ii) above such expenses as Landlord may incur in connection with re-letting, including, without limitation, legal expenses, attorneys' fees, and brokerage and advertising fees and expenses and for keeping the Demised Premises in good order or for preparing the same for re-letting. The damages described in clause (ii) above shall be paid in monthly installments by Tenant on the rent day specified in this Lease. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make such renovations, alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such renovations, alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

26.02. Suit or suits for the recovery of the sum and amounts described in Section 26.01 above, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date

when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 24 hereof, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant for any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.01 hereof.

ARTICLE 27

Waivers

27.01. Tenant, on behalf of itself and any and all persons claiming by, through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term of this Lease after being dispossessed or ejected therefrom by process of law.

27.02. In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as the items against which any such payments shall be credited.

27.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess, and of any other law of like import now or hereafter in effect. If Landlord commences any summary proceeding, Tenant agrees that Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except if mandatory or compulsory.

27.04. The provisions of Articles 16 and 17 hereof shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services.

ARTICLE 28

No Other Waivers or Modifications

28.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

28.02. The following specific provisions of this Section 28.02 shall not be deemed to limit the generality of Section 28.01 hereof:

(a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agents shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

(b) The payment by Tenant or receipt by Landlord of the rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach; and

(c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall an endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

ARTICLE 29

Curing Tenant's Defaults, Additional Rent

29.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease beyond any applicable period set forth herein for the cure thereof, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, (a) without notice, in a case of emergency, and (b) in any other case, only if such default continues after the expiration of (1) five (5) days from the date Landlord gives Tenant notice of intention so to do, or (2) the applicable grace period provided in Section 24.02 hereof or elsewhere in this Lease for cure of such default, whichever occurs later.

29.02. Bills for reasonable expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent, additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable together with accrued interest at the rate provided in Section 38.02 in accordance with the terms of such bills.

ARTICLE 30

Parties Bound

30.01. The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 35 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 30 shall not be construed as modifying the conditions of limitation contained in Article 24 hereof. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article 30.

30.02. If Landlord shall be an individual, joint venture, limited liability company, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (and the proceeds thereof) for the satisfaction of Tenant's remedies or the collection of a judgment (or other judicial process) requiring the payment of money by Landlord hereunder, and no other property or assets of such Landlord or any other person or entity shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant's use or occupancy of the Demised Premises. In no event, and under no circumstance, shall Landlord or any officer, employee, property manager or asset manager, agent or principal (disclosed or undisclosed) of Landlord have any personal liability or monetary obligation of any kind under or pursuant to this Lease. Any attempt by Tenant to seek any such personal liability or monetary obligation shall, in addition to and not in limitation of Landlord's other rights, powers, privileges and remedies under the terms and provisions of this Lease, immediately vest in Landlord the unconditional right to cancel this Lease on no less than three (3) days' prior written notice to Tenant. Except to the extent provided by applicable law, no officer or employee shall have any personal liability for the obligations of Tenant under this Lease.

ARTICLE 31

Notices

31.01. Except as otherwise provided in this Lease, a notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, and either (i) delivered to Tenant personally against written receipt, or (ii) sent by registered or certified mail, return receipt requested, or (iii) sent by overnight courier providing for written evidence of delivery, addressed to Tenant at the Building or any other address specified by Tenant as an address for the receipt of notices, addressed to Tenant, Attention: Mr. Robert D'Loren, with a copy to Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, Attention: Stuart S. Ball, Esq., and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant as provided herein. Any notice by Tenant to Landlord must be served by either (i) registered or certified mail, or (ii) by overnight courier service providing for written evidence of delivery, addressed to Landlord at the address first hereinabove given (marked to the attention of Property Manager) or at such other address as Landlord shall designate by written notice, with a copy of each notice to Landlord given to Cushman & Wakefield, 51 West 52nd Street, New York, New York 10019, Attention: Charles R. Borrok; and Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022, Attention: Andrew L. Jagoda, Esq. Either party hereto may change its mailing address by giving notice to the other pursuant to the provisions of this Article 31. Notices may be given by the attorneys for Landlord and Tenant.

ARTICLE 32

Estoppel Certificate, Memorandum

32.01. Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) business days prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the Lease Commencement Date and the Lease Expiration Date, certifying that Tenant has accepted the Demised Premises, if Landlord has delivered the Demised Premises in accordance with Section 3.01, certifying the then current amount of fixed rent and the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of his obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, and certifying any other matters reasonably requested, it being intended that any such statement delivered pursuant to this Section 32.01 may be relied upon by others with whom the party requesting such certificate may be dealing.

32.02. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

ARTICLE 33

Arbitration.

33.01. Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this Lease as the appropriate remedy. If any dispute, controversy or claim directly or indirectly relating to or arising out of this Lease, Tenant and Landlord agree that such dispute shall be submitted to binding arbitration with JAMS in New York, New York under the JAMS Comprehensive Arbitration Rules and Procedures. The arbitrator(s) shall (a) be disinterested person(s) having at least ten (10) years of experience in the County of New York in a calling connected with the dispute, and (b) have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. In rendering any decision or award hereunder, the arbitrator(s) shall not add to, subtract from or otherwise modify the provisions of this Lease. The arbitrator shall have no authority to award punitive damages or to treble or otherwise multiply actual damages. The award in the arbitration shall be final and binding and judgment thereon may be entered and enforced in any court of competent jurisdiction. Tenant and Landlord agree and consent to personal jurisdiction, service of process and venue in any federal or state court within the County of New York, the State of New York in connection with any action brought to enforce an award in arbitration. Tenant and Landlord further agree that service of process may be made upon the parties by causing process to be delivered to the parties at the address provided in Section 31 hereof (or such other address of which hereafter shall be advised to all parties in writing) by registered or certified mail, return receipt requested.

33.02. The fees and expenses of the arbitrator(s) and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties) of the arbitration shall be borne by the parties equally.

ARTICLE 34

No Other Representations, Construction, Governing Law, Inability to Perform

34.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. This Lease and such other written agreement(s) made concurrently herewith, if any, are hereinafter referred to as the "Lease Documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease Documents, which alone fully and completely express their agreement and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in the Lease Documents.

34.02. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of said provision or provisions to persons or circumstances other than those as to

whom it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

34.03. This Lease shall be governed in all respects by the laws of the State of New York.

34.04. Except as otherwise specifically provided in this Lease, this Lease and the obligation of Tenant to pay the rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof or any governmental or quasi-governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

34.05. Tenant agrees that any words, phrases, clauses, and the like deleted from this Lease prior to execution (including, but not limited to, altering or crossing out, obliterating words by "white out", or otherwise) shall be of no force or effect. In this regard, deleted Lease language shall not be used to interpret the intent of the parties with respect to any obligation arising out of the landlord-tenant relationship even if the rest of this Lease is silent or ambiguous about a particular obligation; for all intents and purposes, the deleted Lease language shall be ignored and no such deletion shall be entered into evidence in any action, suit, arbitration, dispute or preceding affecting the terms of this Lease.

34.06. Each term, covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent upon any of the other terms of this Lease. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing the Lease to be drafted.

ARTICLE 35

Assignment, Mortgaging, Subletting, Etc.

35.01. (a) Tenant covenants and agrees for Tenant and its successors, assigns and legal representatives, that neither this Lease nor the term of this Lease and estate hereby granted, nor any part hereof or thereof, can or will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law or otherwise), and that neither the Demised Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space or for any purpose other than as hereinbefore set forth, or will be sublet, without the prior written consent of Landlord in every case, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the immediately preceding

sentence, however, if Tenant is a corporation whose shares are publicly traded stock that are listed on a national or international securities exchange, authorized to be quoted in an inter-dealer quotation system of a registered national securities association or available for electronic trading on an international, national or regional basis (any such corporation being referred to herein as a "Publicly Traded Corporation"), the assignment or transfer of this Lease, the term of this Lease or estate hereby granted, to any corporation into which Tenant is merged or with which Tenant is consolidated (such corporation being hereinafter in this Article 35 called "Assignee"), without the prior written consent of Landlord, shall not be deemed to be prohibited hereby if, and upon the express conditions that, (a) Assignee is a Publicly Traded Corporation, (b) Assignee shall promptly execute, acknowledge and deliver to Landlord an agreement (an "Assignment Agreement") in form and substance reasonably satisfactory to Landlord whereby Assignee shall assume and agree to perform and to be personally bound by and upon, all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article 35 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers, and (c) such actions were not primarily intended to transfer Tenant's interest in this Lease. A direct or indirect transfer of fifty percent (50%) or greater interest (whether stock, membership interest, partnership interest, other ownership interest or otherwise) of Tenant shall be deemed to be an assignment of this Lease, whether such transfer occurs in one transaction or in any series of transactions within a fourteen (14) month period. Notwithstanding any other provision of this Article 35, there shall not be permitted more than two (2) subleases at any one time.

(b) Notwithstanding anything to the contrary contained in this Lease, so long as there does not occur any event described in Section 24.01 or Section 24.02 hereof, Tenant may assign this Lease or sublet all or any portion of the Demised Premises to an "Affiliate" (as hereinafter defined), without the prior written consent of Landlord, but upon prior notice to Landlord and subject to the requirement that such notice include an Assignment Agreement executed by Tenant and such Affiliate, until the occurrence of any event (including, without limitation, any sale of assets or ownership interests, merger or consolidation, transfer, assignment, reorganization or liquidation) (a "Disqualifying Event") that would disqualify the entity as an Affiliate of Tenant. Upon the occurrence of a Disqualifying Event, the provisions of this subsection permitting such assignment or sublease without Landlord's consent shall be of no further force and effect after the occurrence of the Disqualifying Event. The occurrence of such Disqualifying Event shall be deemed a proposed assignment or sublease to which the provisions of this Article 35 shall apply. Tenant shall, promptly upon learning thereof, advise Landlord of the prospective occurrence, and of the occurrence, of any Disqualifying Event. If, upon the occurrence of a Disqualifying Event, Tenant fails to comply with the foregoing provisions, such failure to comply shall be an event of default under this Lease. Landlord shall have the right, at any reasonable time and from time to time, to require Tenant and any Affiliate to which Tenant proposes to assign or sublease, or has assigned or subleased, the Demised Premises or any portion thereof to provide Landlord with reasonable documentation to establish that such entity is and remains an Affiliate. As used herein, the term "Affiliate" shall mean: any entity that directly or indirectly controls, is controlled by, or is under common control with Tenant. As used herein, the term "control" (including with correlative meaning the terms "controlled by" and "under common control with") shall be deemed to mean the possession of the power,

directly or indirectly, to direct or cause the direction of management and policy of such corporation, whether through the ownership of voting securities, by contract or otherwise.

35.02. Notwithstanding anything hereinbefore contained in Section 35.01 hereof, in the event Tenant desires to assign this Lease or sublet all or any part of the Demised Premises, other than to an Assignee or an Affiliate in accordance with Section 35.01 hereof, Tenant shall, before proceeding to attempt to so assign this Lease or sublet the Demised Premises, notify Landlord in writing of its desire and offer to vacate the space which it desires to sublease (whether all or part of the Demised Premises) or the entire Demised Premises in the event of an assignment (as the case may be) and to surrender the same to Landlord in the manner set forth below. Notwithstanding the immediately preceding provisions of this Section 35.02, Tenant shall be permitted to offer, without being required to offer same to Landlord, "desk space" on a shared basis, in which there is no demising or partitioning of the "desk space" from the Demised Premises, of no more than four (4) offices at any one time, which any individual or entity in any such office shall not, at any time, constitute a subtenant, assignee or licensee and have any rights as a subtenant, assignee or licensee in and to the Demised Premises. Tenant shall not, directly or indirectly, participate in, or direct the participation of, any public and/or formal advertising or solicitation for any of the Demised Premises as "desk space" on a shared basis.

In the event Landlord does not accept the foregoing offer of Tenant to vacate the entire space in question by giving notice to Tenant within ten (10) Business Days after receipt of such notice from Tenant, Tenant may proceed to attempt to assign this Lease or sublet all or part of the Demised Premises, as set forth in its notice to Landlord, in accordance with the provisions of Section 35.02 hereof (including, without limitation, the requirement that any such assignment or subletting is subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed). Upon obtaining a proposed assignee or subtenant, Tenant shall, in writing, notify Landlord of the name of the proposed assignee or subtenant, provide reasonable information as to the proposed assignee's or subtenant's financial responsibility and standing as Landlord may reasonably require, and the material business terms, provisions and conditions to be contained in the proposed assignment or sublease and shall offer to vacate the entire space in question in the event of an assignment (as the case may be) and to surrender the same to Landlord in the manner set forth below.

In the event Landlord accepts any such offer of vacation or surrender from Tenant, Landlord shall notify Tenant in writing of Landlord's acceptance within ten (10) Business Days after receipt of the notice of Tenant containing the offer of surrender which Landlord is accepting. If Landlord accepts such offer, Tenant shall surrender to Landlord all of Tenant's right, title and interest in the portion of the Demised Premises which Tenant has offered to vacate, the effective as of a date specified in Tenant's offer (the "Surrender Date") which shall be the last day of any calendar month during the term of this Lease; provided, however, that the Surrender Date shall not be earlier than the date occurring ninety (90) days after the date of such offer nor, in the case of Tenant's offer after obtaining a proposed assignee or subtenant, later than the effective date of the proposed assignment or sublease. In the event of such surrender by Tenant of a portion of the Demised Premises, effective as of the day immediately following the Surrender Date, the fixed rent payable by Tenant under this Lease shall be reduced by an amount equal to that portion of the fixed rent payable under this Lease which is allocable to the space so surrendered, and the additional rent payable by Tenant under this Lease shall be equitably

adjusted. If the entire Demised Premises be so surrendered by Tenant, this Lease shall be cancelled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the Lease Expiration Date.

In the event of such surrender by Tenant of a portion of the Demised Premises, any changes, improvements and alterations to the space constituting the Demised Premises after the Surrender Date (i.e., the space not so surrendered by Tenant) or any part thereof (including, but not limited to, the erection of a demising wall to separate the space constituting the Demised Premises after the Surrender Date from the space so surrendered) made necessary or desirable by reason of such surrender shall be made by Landlord at Tenant's sole reasonable expense. Tenant covenants and agrees that, in the event of such surrender by Tenant of a portion of the Demised Premises, Tenant, at Tenant's sole expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such portion of the Demised Premises so surrendered, permit the occupant or occupants of such portion the use of the core facilities in the Demises Premises, and permit in the Demises Premises such floor reasonably appropriate directional signs for each occupant or occupants and appropriate designations in the passenger cabs serving facilities in the Demises Premises on such floor.

In the event of any such surrender by Tenant of the Demised Premises or a portion thereof, Landlord and Tenant shall, at the request of either party, execute and deliver an agreement in recordable form to the effect hereinbefore stated.

35.03. In the event Landlord does not accept such offer of vacation or surrender of Tenant referred to in Section 35.02 hereof, such proposed assignment or subletting shall be subject to the prior written consent of Landlord. Landlord covenants not to unreasonably withhold, condition or delay its consent to such proposed assignment or subletting by Tenant of such space to the proposed assignee or subtenant on said terms and conditions set forth in the notice to Landlord referred to in the second paragraph of Section 35.02 hereof; provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless all of the following conditions, are satisfied:

(a) the proposed assignee or subtenant is (1) of a financial standing reasonably satisfactory to Landlord, and (2) engaged in a business reasonably satisfactory to Landlord, and the premises to be occupied by such proposed assignee or subtenant will be used in a manner that is in compliance with Article 2 hereof and that in keeping with the then standards of the Building and the proposed assignment or subletting does not violate any negative covenants as to use contained in any other lease made between Landlord and other tenant(s) of the Building;

(b) the proposed assignee or subtenant is a reputable party and such proposed assignment or subletting (as the case may be) shall result in the actual occupancy by the proposed assignee or subtenant (as the case may be) of such space for carrying on such assignee's or subtenant's (as the case may be) actual business purposes;

(c) the proposed assignee or subtenant is not then a tenant or occupant of any part of the Building or a corporation or other entity which controls or is controlled by any such

tenant or occupant or is under common control with any such tenant or occupant (unless at such time comparable space is unavailable from Landlord);

(d) that the assignment or subletting shall not have the effect (or give the utility company serving the Building with electricity cause to claim) that Landlord may not service the Demised Premises, or any part thereof, or any other rentable portion of the Building with electricity on a "rent inclusion" basis;

(e) If Tenant collects any rental or other amounts from a subtenant or assignee (other than a subtenant or assignee under a sublease or assignment for which Landlord's consent is not required, or an individual in any office under a "desk space" agreement or arrangement provided for in Section 35.02) in excess of the rent due under this Lease, Tenant shall pay to Landlord, as and when Tenant receives the same, fifty (50%) of the "Profit" received by Tenant. For the purposes of this subparagraph (e), "Profit" shall mean the difference between the aggregate of all rent and other amounts (of whatever kind or nature) paid under the proposed sublease or assignment over its term, less the aggregate of all rent and other amounts (of whatever kind or nature) due under this Lease for the same period, after first deducting therefrom reasonable brokerage commissions, reasonable tenant improvement costs and reasonable legal expenses actually incurred by Tenant in connection with such assignment or sublease, which costs are to be amortized over the term of the sublease, or, in the case of an assignment, the remaining term of the Lease. All sums payable hereunder by Tenant shall be paid to Landlord as additional rent within fifteen (15) days after receipt thereof by Tenant and if requested by Landlord, Tenant shall promptly enter into a written agreement with Landlord setting forth the amount of additional rent to be paid to Landlord pursuant to this Paragraph (e) of Section 35.03 (if only part of the Demised Premises is sublet, then the rent paid therefor by Tenant to Landlord shall be deemed to be that fraction thereof that the area of such sublet space bears to the entire Demised Premises);

(f) there shall be no default by Tenant under any of the terms, covenants and conditions of this Lease beyond applicable grace periods at the time that Landlord's consent to any such assignment or subletting is requested and on the effective date of the assignment or the proposed sublease;

(g) the proposed assignee or subtenant shall not be (1) a government or any subdivision or agency thereof, (2) a school, college, university or educational institution of any type, whether for profit or non-profit, or (3) an employment or recruitment agency;

(h) Tenant shall reimburse Landlord for any reasonable expenses that may be incurred by Landlord in connection with the proposed assignment or sublease, including, without limitation, the reasonable costs of investigating the acceptability of a proposed assignee or subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or sublease;

(i) in no event shall Tenant advertise or list with brokers at any rental rate less than that being charged under leases being entered into by Landlord for comparable space in the Building and for a comparable term;

(j) such proposed subletting will result in there being no more than three (3) occupants per floor of the Demised Premises including Tenant and all subtenants;

(k) the space to be sublet and the remaining space in the Demised Premises shall be marketable with appropriate means of ingress and egress and suitable for normal renting purposes;

(l) the proposed occupancy shall not materially increase the traffic flow to, from or within the Building, or materially increase the use of the other facilities of the Building or impose an extra burden upon Landlord with respect to furnishing the services referred to in this Lease; and

(m) in case of an assignment, the instrument of assignment shall provide for the assignment of any security deposited in accordance with Article 36 of this Lease (if applicable) at Tenant's sole cost; the acceptance by the assignee of the assignment; the assignee's assumption of all of the obligations and liabilities of Tenant under this Lease, and assignee's agreement to perform directly for the benefit of Landlord all of the terms and provisions of this Lease on Tenant's part to be performed. The instrument of assignment shall further provide as follows: (1) Tenant shall waive all notices of default given to the assignee and all other notices required under the Lease or by statute or rule of law; and (2) Tenant shall acknowledge that its obligations under this Lease shall not be discharged, released or impaired by the assignment, any amendment or modification to the Lease consented to by Landlord, any waiver, consent, extension, indulgence, act or omission with respect to the tenant's obligations under the Lease, any exercise or nonexercise or waiver by Landlord of any right, remedy, power or privilege under or with respect to the Lease, or any act or failure to act which, but for the provisions of the assignment, may be deemed a legal or equitable discharge of a surety or assignor. Notwithstanding the foregoing provisions of this paragraph (m), if the assignee is not an Affiliate of Tenant, then Tenant shall not be liable for any increase in the obligations of the tenant hereunder that may be set forth in any amendment or modification of this Lease following any such assignment of this Lease.

35.04. Each subletting pursuant to this Article 35 shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant shall promptly furnish to Landlord a copy of each such sublease. Such sublease shall provide that the subtenant will, at Landlord's option, attorn to Landlord in the event of the early termination of this Lease prior to the Lease Expiration Date. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any subtenant and/or acceptance of fixed rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that notwithstanding any such assignment or subletting, no other and further assignment, underletting or subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with and subject to the provisions of this Article 35.

35.05. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet to or occupied by any entity other than Tenant, Landlord may, after default by Tenant beyond the

applicable notice and cure period, collect the rent directly from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of any of Tenant's covenants contained in this Article 35 or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants and other obligations to be performed by "Tenant" hereunder, and, notwithstanding any such assignment, subletting or occupancy, Tenant shall remain obligated to perform all of the covenants and other obligations to be performed or observed by "Tenant" hereunder.

35.06. Landlord will, at the request of Tenant, maintain listings on the Building directory of the names of Tenant and any other person, firm, association or corporation in occupancy of the Demised Premises or any part thereof as permitted hereunder, and the names of any officers or employees of any of the foregoing; provided, however, that the aggregate number of names so listed shall be in the same proportion to the capacity of the Building directory as the area of the Demised Premises is to the aggregate number of square feet of rentable area of the Building. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises or be deemed to be the written consent of the Landlord mentioned in this Article 35, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

35.07. If any dispute shall arise between Landlord and Tenant with respect to whether or not Landlord unreasonably withheld, conditioned or delayed any consent of Landlord provided for in this Article 35, the dispute shall be determined by arbitration pursuant to Article 33 hereof.

ARTICLE 36

Security Deposit

36.01. Tenant shall deposit with Landlord simultaneously with the execution of this Lease a security deposit (the "Security Deposit") in the amount of Five Hundred Forty-Nine Thousand Four Hundred Forty-Two and 71/100 Dollars ($549,442.71) in the form of a letter of credit meeting all of the requirements set forth in Section 36.02 below. Landlord shall retain the Security Deposit as security for Tenant's faithful performance of its obligations hereunder. If Landlord transfers its interest in the Building, Landlord shall not be released from its obligations under this Lease with respect to the Security Deposit unless the Security Deposit has been transferred to the transferee of Landlord's interest in the Building or such transferee assumes Landlord's obligations under this Lease. The Security Deposit shall be promptly transferred to any such transferee at Landlord's sole cost and expense. Once the Security Deposit is transferred to the transferee or the transferee assumes Landlord's obligations under this Lease, Landlord shall be released of all covenants and obligations of Landlord with respect to the Security Deposit.

36.02. The Security Deposit set forth above shall be posted in the form of a clean, irrevocable letter of credit (the "Letter of Credit") established in Landlord's (and its successors' and assigns') favor in the amount set forth in Section 36.01 (the "Letter of Credit Amount"), issued by a federally insured banking or lending institution reasonably acceptable to Landlord

and in other form and substance reasonably acceptable to Landlord. The Letter of Credit shall specifically provide for partial draws, shall provide for thirty (30) days prior written notice of any non-renewal thereof, shall by its terms be transferable by the beneficiary thereunder, and shall provide that any draws may be made at a branch or other office of the issuing bank located in the County of New York, State of New York. If Tenant fails to make any payment of rent or other charges due to Landlord under the terms of this Lease, or otherwise defaults hereunder, and any such failure or default continues beyond any applicable notice and cure period, Landlord, at Landlord's option, may make a demand for payment under the Letter of Credit in an amount equal to the amounts then due and owing to Landlord under this Lease. In the event that Landlord draws upon the Letter of Credit, Tenant shall present to Landlord a replacement Letter of Credit in the full Letter of Credit Amount satisfying all of the terms and conditions of this subsection within ten (10) business days after receipt of notice from Landlord of such draw. Tenant's failure to do so within such 10-business day period will constitute a default hereunder (Tenant hereby waiving any additional notice and grace or cure period), and upon such default Landlord shall be entitled to immediately exercise all rights and remedies available to it hereunder, at law or in equity. The Letter of Credit shall automatically renew annually and shall not have an expiration date earlier than the expiration date of this Lease. If the issuing bank notifies Landlord that the Letter of Credit will not be renewed, then (i) Landlord, in addition to all other rights and remedies provided for hereunder, shall have the right to draw upon the Letter of Credit then held by Landlord and any such amount paid to Landlord by the issuer of the Letter of Credit shall be held by Landlord as security for the performance of Tenant's obligations hereunder and (ii) if following any such draw upon the Letter of Credit pursuant to this Section 36.02, Tenant shall, within ten (10) business days following demand by Landlord, deliver to Landlord a replacement Letter of Credit that satisfies the requirements of this Section 36.02, and upon receipt by Landlord of any such replacement Letter of Credit, Landlord shall deliver to Tenant any such funds obtained by Landlord pursuant to such draw, to the extent not expended by Landlord in respect of any default by Tenant hereunder. Any interest earned on such amounts shall be the property of Landlord. Landlord's election to draw under the Letter of Credit and to hold the proceeds of the drawing under the Letter of Credit shall not be deemed a cure of any default by Tenant hereunder and shall not relieve Tenant from its obligation to present to Landlord a replacement Letter of Credit which complies with the terms and conditions of this Lease. Tenant acknowledges that any proceeds of a draw made under the Letter of Credit and thereafter held by Landlord may be used by Landlord to cure or satisfy any obligation of Tenant hereunder as if such proceeds were instead proceeds of a draw made under a Letter of Credit that remained outstanding and in full force and effect at the time such amounts are applied by Landlord to cure or satisfy any such obligation of Tenant. Tenant hereby affirmatively disclaims any interest Tenant has, may have, claims to have, or may claim to have in any proceeds drawn by Landlord under the Letter of Credit and held in accordance with the terms hereof. Without limiting the generality of the foregoing, Tenant expressly acknowledges and agrees that at the end of the Term of this Lease (whether by expiration or earlier termination hereof), and if Tenant is not then in default under this Lease beyond any applicable notice and cure periods, Landlord shall return to the issuer of the Letter of Credit or its successor (or as such issuer may direct in writing) the Letter of Credit and any remaining and unapplied proceeds of any prior draws made under the Letter of Credit, and Tenant shall have no rights, residual or otherwise, in or to such proceeds.

ARTICLE 37

Miscellaneous

37.01. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used:

(a) for a banking, trust company, or safe deposit business;

(b) as a savings bank, or a savings and loan association or a loan company;

(c) for the sale of travelers checks and/or foreign money exchange;

(d) as a stock brokerage office dealing with the general public on an off-the-street basis;

(e) as a news and/or cigar stand; or

(f) as a restaurant and/or bar and/or for the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods or the preparation, dispensing or consumption of food or beverages for charge to any persons other than employees, agents, clients and visitors of Tenant.

37.02. Tenant hereby represents, covenants and agrees that Tenant's business is not photographic reproductions and/or documentary reproductions and/or offset printing. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used, for the business of photographic reproductions and/or documentary reproductions and/or offset printing. Nothing contained in this Section 37.02 shall preclude Tenant from using any part of the Demised Premises for photograph reproductions and/or documentary reproduction and/or offset printing in connection with, either directly or indirectly, its own business.

37.03. If, at any time, in connection with obtaining, continuing or renewing financing or refinancing (including, without limitation, a sale-leaseback, joint venture or mortgage transaction) for which the Building or Land, or any portion thereof, represents collateral in whole or in part, an institutional lender or investor (such as a bank, insurance company, pension fund or other institution) shall request modifications of this Lease as a condition of such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto and shall execute an amendment or amendments to this Lease incorporating the change or changes within ten (10) days after Landlord's request therefor; provided that such modifications do not increase the obligations of Tenant hereunder, materially increase the cost of doing business from the Demised Premises or materially adversely affect the leasehold interest hereby created.

37.04. If, at any time during the last month of the term of this Lease, Tenant or a permitted assignee or sublessee is not in occupancy of the Demised Premises and Tenant or such party has removed all or substantially all of Tenant's Property from the Demised Premises,

Landlord may, and Tenant hereby irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Demised Premises, without diminution or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.

37.05. Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's Property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

37.06. Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease (if any) at any time when Tenant is in default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Lease beyond the applicable notice and cure period, if any, except for any monetary or material non-monetary default.

37.07. Tenant shall not place or permit to be placed any vending machines in the Demised Premises other than vending machines in non-public areas of the Demised Premises for the exclusive use of Tenant's employees, except with the prior written consent of Landlord in each instance.

37.08. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Demised Premises, except with the prior written consent of Landlord in each instance.

37.09. Tenant will not clean, nor require, permit, suffer or allow to be cleaned, any window in the Demised Premises, from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

37.10. Tenant agrees that its sole remedies in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance or arbitration (only if expressly provided for under this Lease); the rights to money damages or other remedies being hereby specifically and absolutely waived.

37.11. The Article headings of this Lease are for convenience only and are not to be given any effect whatsoever in construing this Lease.

37.12. This Lease shall not be binding upon Landlord or Tenant unless and until it is signed by Landlord and Tenant and a signed copy thereof is delivered by Landlord to Tenant.

37.13. The definitions set forth in Exhibit C annexed hereto and made a part hereof shall be utilized for purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires.

37.14. The various terms which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

37.15. The Exhibits annexed to this Lease shall be deemed part of this Lease with the same force and effect as if such Exhibits were numbered Articles of this Lease.

37.16. Tenant acknowledges that Tenant has been advised by Landlord that certain of the windows in the Demised Premises, including without limitation the windows on the eastern side of the Building, are "lotline windows" and, as such, may be permanently obstructed in connection with the construction of a building on premises adjacent to the Land. Tenant agrees that no such obstruction whether done with or without Landlord's permission shall result in any liability whatsoever to Landlord or entitle Tenant to any abatement, setoff or other reduction of rent. In this regard, Tenant acknowledges that the rent under this Lease was determined in contemplation of the possibility that such windows would be permanently obstructed. In the event of any such construction on premises adjacent to the Land, Tenant shall cooperate fully with respect to such construction, including any reconfiguration of the elevator lobby on the 34th floor of the Building, provided that (i) such cooperation shall be provided at no cost to Tenant, and (ii) Landlord shall use commercially reasonable efforts to minimize any inconvenience, annoyance or injury to the business of Tenant during the period of any such construction.

37.17. This Lease may be executed in any number of counterparts; each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

37.18. This Lease shall solely benefit the parties hereto and their permitted assignees, and the provisions of this Lease are for the sole benefit of the parties to this Lease and shall not give rise to any rights by or on behalf of anyone other than such parties. There are no third-party beneficiaries to this Lease.

37.19. Tenant acknowledges that Landlord and Tenant and their respective counsel have reviewed and revised this Lease and Tenant agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Lease.

37.20. Landlord represents and warrants that, as of the date of this Lease, there are no ground leases or master leases affecting the Demised Premises.

ARTICLE 38

Late Charges

38.01. If Tenant shall fail to pay all or any part of any installment of fixed rent or additional rent for more than three (3) Business Days after the same shall have become due and payable, Tenant shall pay as additional rent hereunder to Landlord a late charge of six cents ($.06) for each dollar of the amount of such fixed annual rent or additional rent which shall not have been paid to Landlord within such three (3) Business Days after becoming due and payable.

38.02. In every case in which Tenant is required by the terms of this Lease to pay to Landlord a sum of money (including, without limitation, payment of fixed and additional rent) and payment is not made within ten (10) days after the same shall become due, Tenant shall pay as additional rent hereunder, interest on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid. Such interest shall be computed at a rate which shall be two and one and one-half percent (2½%) per month; provided, however, in no event shall such interest be in excess of the highest rate of interest which shall from time to time be permitted under the laws of the State of New York to be charged on late payments of sums of money due pursuant to the terms of a lease. Any late charge paid pursuant to Section 38.01 hereof shall reduce interest accrued hereunder with respect to the same late payment.

38.03. The late charge payable pursuant to Section 38.01 hereof and the interest payable pursuant to Section 38.02 hereof shall be (a) payable on demand and (b) without prejudice to any of Landlord's rights and remedies hereunder at law or in equity for nonpayment or late payment of rent or other sum and in addition to any such rights and remedies. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay late charges and interest as provided in this Article 38 shall constitute a waiver by Landlord of its right to enforce the provisions of this Article 38 in any instance thereafter occurring. The provisions of this Article 38 shall not be construed in any way to extend the grace periods or notice periods provided for in Article 24 hereof.

38.04. Notwithstanding the foregoing provisions of this Article 38, two (2) times in any twelve (12) month period that Tenant has failed to pay any such monthly installment of fixed or additional rent, such interest and late charge shall not apply unless Tenant has failed to make such payments within five (5) days of receipt of Landlord's written notice of such delinquency. Landlord shall not be required to give Tenant such notice more than twice in any twelve (12) month period prior to assessing such interest and late charge.

ARTICLE 39

Subdivision of Building

39.01. Tenant understands that the entire Building is presently owned and operated by Landlord as a single project. If Landlord or any successor owner shall determine to sell any portion of the Building, the successor owner(s) may in its sole and unfettered discretion from time to time choose to operate any such portion of the Building as a separate "building" distinct from any other such portions of the Building. Landlord shall also have the right to subdivide the Building at any time for any purpose whatsoever, including without limitation, the purpose of creating condominium ownership of portions of the Building. Tenant agrees to cooperate with Landlord in completing such subdivision and to execute all such documents and amendments to the Lease reasonably necessary to effectuate same; provided, however, that Tenant's quiet

enjoyment of the Demised Premises shall not be disturbed thereby, and Landlord shall take no such action as would cause the Building to no longer constitute a first class office building in the City of New York. Tenant agrees that upon subdivision of the Building, Landlord may sell, transfer or convey one or more portions of the Building, and that title to such portions may be held in other than the name of Landlord. In this regard, as a material inducement to Landlord for entering into this Lease, Tenant covenants and agrees that except for the inside surfaces of all walls, windows and doors bounding the Demised Premises and to a right to the use of the lobby of the Building and the elevators and stairs of the Building for ingress to, and egress from, the Demised Premises in common with other tenants of the Building, and except for access to Tenant for telecommunications closet space within the Building for Tenant to run its telecommunication services to the Demised Premises, all of the remainder of the Building is exclusively reserved to Landlord and Tenant hereby waives and releases any and all claims by way of lease, license, easement or otherwise to use any of such areas reserved to Landlord or any of the services contained therein.

ARTICLE 40

Signage

40.01. With respect to signage within the lobby of the Building, Landlord shall provide to Tenant listings of employees of Tenant in the computerized directory board in the main lobby of the Building. In addition, so long as Tenant is leasing at least a full floor of the Building, Tenant shall be entitled to install identifying signage in the lobby of such floor, such signage to be at Tenant's expense and subject to the reasonable approval of Landlord with respect to the size, design and location of such signage. Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. No other signs, numerals, letters or other graphics shall be used or installed by Tenant on the exterior of, or which may be visible from outside, the Premises, unless approved in writing by Landlord

ARTICLE 41

Hazardous Materials

41.01. Tenant covenants and agrees that in connection with any construction on or operation and use of the Demised Premises, Tenant will comply with all applicable federal, state or local environmental laws, regulations, ordinances or administrative or judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transportation or disposal of any Hazardous Substances (as hereinafter defined).

41.02. Tenant covenants and agrees that the Demised Premises will not be used for the storage of Hazardous Substances and that no transformers containing polychlorinated biphenyls ("PCB") will be used or stored on the Demised Premises which need to be registered or licensed.

41.03. Landlord represents and warrants that to the best of Landlord's knowledge the Demised Premises are in compliance with all applicable laws and are free of Hazardous Substances. If during the course of Tenant's performance of Tenant's Work any asbestos

containing materials are discovered in the Demised Premises (and that were not introduced therein by Tenant or any of Tenant's contractors) that require abatement, (i) Landlord shall undertake such abatement at Landlord's cost, and with no liability to Tenant relating thereto and (ii) to the extent any such abatement by Landlord causes any material delay in the performance of the Tenant's Work described on Exhibit E attached hereto, the Rent Commencement Date shall be delayed one (1) day for each (1) day of such material delay (but the Lease Commencement Date and the Lease Expiration Date shall not in any way be adjusted by such delay in the Rent Commencement Date). Landlord shall supply an ACP-5 Certificate in respect of the Demised Premises on or prior to the date that Landlord delivers the Demised Premises to Tenant.

41.04. As used in this Lease, the term "Hazardous Substances" shall mean any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous or toxic substance or other similar term by any federal, state or local environmental statute, regulation or ordinance presently in effect or, that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, and asbestos and freon.

41.05. Landlord and Tenant recognize the potential for liability and damages (including penalties, fines, demands, losses, liens, lawsuits, other proceedings, costs, expenses and reasonable attorneys' fees) resulting from the release, discharge, disposal or emission of Hazardous Substances into the environment (which is defined to include, but not limited to, air, ground, surface water, and groundwater) at, from, onto, under or affecting the Demised Premises (hereinafter collectively referred to as "Environmental Contaminations"). Tenant shall be liable for all Environmental Contamination caused by Tenant (including damages, fines, and penalties related thereto) which occurred after the date of this Lease, except to the extent such Environmental Contamination is attributable to activities conducted by Landlord and Landlord's other tenants, and Tenant shall be responsible for compliance with all applicable governmental laws, regulation, requirements or orders which may apply to such Environmental Contamination.

41.06. Tenant shall be liable for, and shall defend and indemnify Landlord against, and hold Landlord harmless from, any and all claims asserted against, incurred or required to be paid by Landlord (regardless of when asserted or by whom), to the extent such claims are asserted in connection with or arise out of any or all of the possession, use, handling, or storage of Hazardous Substances in the Demised Premises and the Building by Tenant, its assignees and subtenants and their respective employees, agents and invitees during the term of this Lease. This indemnification shall survive the Lease Expiration Date or sooner termination of this Lease.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

DEKA FIRST REAL ESTATE USA L.P.,
a New York limited partnership

By: Deka 1330 Corporation, a New York corporation, its general partner

By: ____________
Name: HANNO SCHOULITSCH
Title: ____________

By: ____________
Name: C.J. WOOD
Title: ____________

TENANT:

AETHER HOLDINGS, INC.,
a Delaware corporation

By: ____________
Name: ____________
Title: ____________

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

DEKA FIRST REAL ESTATE USA L.P.,
a New York limited partnership

By: Deka 1330 Corporation, a New York corporation, its general partner

By: ____________________
Name: ____________________
Title: ____________________

By: ____________________
Name: ____________________
Title: ____________________

TENANT:

AETHER HOLDINGS, INC.,
a Delaware corporation

By: [signature]
Name: Robert W. D'Loren
Title: President/CEO

NYC01_84145277_6_335806_00001

EXHIBIT A

Floor Plan


54th STREET
53rd STREET
AREA OF WORK
AVENUE OF THE AMERICAS

DEMOLITION LEGEND

SCHOENFELD

MANCINI●DUFFY
ARCHITECTURE•DESIGN

JT-1535-010

34 A1.0

EXHIBIT B

Rules and Regulations

1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant' s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2. Landlord may refuse admission to the Building, outside of ordinary business hours, to any person not known to the watchman in charge or not having a pass issued by the Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or of its tenants may be denied access to the Building or may be rejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall cooperate to prevent the same.

3. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are not excessive and, where appropriate and consonant with the security and proper operation of the Building, sufficient persons are so authorized for the same service to provide tenants with a reasonably competitive selection. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by Landlord.

4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant as additional rent.

5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobby of the floor which is occupied entirely by any tenant, subject to the approval of Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the door of the tenant's premises shall be done by Landlord at Tenant's expense; any other listings shall be in the discretion of Landlord.

6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by Landlord.

7. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

8. No machines or mechanical equipment of any kind, other than ordinary portable business machines, may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to be Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants. Machines and mechanical equipment which may be permitted to be installed and maintained by such tenant shall be installed and maintained so as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

9. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in any tenant premises except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant's premises and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the

Building or the premises or the use or enjoyment by any other tenant of any other premises nor shall there be installed by any tenant any ventilating air-conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord which may make reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

12. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the Tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

13. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

14. All windows in each tenant's premises shall be kept closed and all blinds therein above the ground floor shall be lowered and closed when and as reasonably required because of the position of the sun, during the operating of the Building air-conditioning system to cool or ventilate the tenant's premises.

15. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

16. Transfer of electrical power or lighting branch circuits from floor to floor shall not be allowed.

EXHIBIT C

Definitions

(a) The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

(b) The terms include, including and such as shall each be construed as if followed by the phrase "without being limited to."

(c) The term obligations of this Lease, and words of like import, shall mean the covenants to pay fixed rent and additional rent under this Lease and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

(d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this Lease shall be construed as "performance and observance."

(e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is or is not (as the case may be) in default in the performance of one or more of Tenant's obligations hereunder, or that a condition of the character described in Section 24.01 of this Lease has occurred and continues.

(f) Reference to Landlord as having no liability to Tenant or being without liability to Tenant shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises.

(g) The term laws and/or requirements of public authorities, and words of like import, shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi public authorities having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

(h) The term requirements of insurance bodies, and words of like import, shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same, or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

(i) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

(j) Reference to termination of this Lease includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, this Lease, the term of this Lease and the estate hereby granted shall end at noon of the date of termination as if such date of expiration was the Termination Date and neither party shall have any further obligation or liability one to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(k) The term in full force and effect when herein used in reference to this Lease, as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Landlord to terminate this Lease or to dispossess Tenant.

(l) The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this Lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

(m) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in .any particular gender shall be deemed to include any other gender.

(n) The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

(o) All references in this Lease to numbered Articles, numbered Sections and lettered Paragraphs, clauses and Exhibits are references to Articles, Sections and lettered paragraphs and clauses of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

EXHIBIT D

Cleaning Specifications

General Cleaning

Nightly

General Office and Circulation Areas

1. All hardsurfaced flooring to be swept using approved dustdown preparation.
2. Carpet sweep all carpets, moving only light furniture (desks, file cabinet, etc. not be moved).
3. Hand dust and wipe clean all furniture, fixtures and window sills.
4. Empty and clean all ashtrays and screen all sand urns.
5. Empty and clean all waste receptacles and remove wastepaper.
6. Clean all glass entry doors.
7. Wash clean all water fountains and coolers.
8. Sweep all private stairways.
9. Dust all telephones.

Public Lavatories (Base Building)

1. Sweep and wash all floors, using proper disinfectants.
2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.
3. Wash and disinfect all basins, bowls and urinals.
4. Wash all toilets seats.
5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.
6. Empty paper receptacles and remove wastepaper.
7. Fill toilet tissue holders with tissue to be supplied by Landlord.
8. Empty and clean sanitary disposal receptacles.

9. Fill soap dispenser with soap to be supplied by Landlord. Remove finger marks from painted surfaces.

Weekly

1. Dust all door louvers and other ventilating louvers within a person's reach.

2. Wipe clean door knobs and other such hardware.

3. Dust all baseboards.

4. Remove all finger marks from painted surfaces.

5. Vacuum all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

Monthly

High dust premises complete including the following:

1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2. Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

3. Clean and wash all partitions in lavatories.

4. Dust all pipes, ventilating and air-conditioning louvers, doors, high moldings and other high areas not reached in nightly cleaning.

5. Scrub lavatory floors and clean and wash all tile walls.

Miscellaneous

1. Wash all windows interior and exterior once every 3 months, subject to delays for weather.

2. If Tenant receives electricity directly from a public utility company and the cost of such electricity is not included in fixed rent, Tenant shall provide electricity in the demised premises for cleaning during and after business hours.

3. As used herein, "nightly" means 5 nights a week, Monday through Friday, during regular cleaning hours (between 6:00 P.M. and 6:00 A.M.) excludes legal and union holidays.

4. Landlord to secure premises after completion of daily cleaning.

EXHIBIT E

Tenant's Work

The following provisions shall govern: (A) construction of Tenant's Work and the portions hereof for which Landlord will provide a "Tenant Improvement Allowance" as defined below, such construction to be performed by Tenant in accordance with the terms of this Exhibit E, and the approval of the drawings and specifications therefor; and (B) terms and conditions relating to contractors and subcontractors in connection with such construction. In addition, the provisions of Article 12 of this Lease shall govern such Tenant's Work except to the extent expressly provided otherwise in this Exhibit E.

A. General Matters Regarding Plans and Specifications and Tenant's Work. Tenant shall cause its architect and/or engineer to prepare "Tenant's Space Plans", the "Working Drawings" and the "Final Plans" (as such terms are defined below) for the "TI Work" (as defined below), such architect and/or engineer to be subject to Landlord's prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. All fees of Tenant's architect and engineer shall be paid by Tenant and may be paid from the "Tenant Improvement Allowance" defined below. Without limiting any other provision of this Exhibit E, Tenant's Work may include the installation of specific systems (including, but not limited to, pantries, private bathrooms, supplemental HVAC and computer facilities).

B. Space Plans. On or before fifteen (15) days prior to the commencement of Tenant's Work, Tenant shall submit to Landlord for Landlord's approval a space plan for the build-out of the Demised Premises ("Tenant's Space Plans") prepared by Tenant's architect showing the interior layout of the Demised Premises and its relationship to the Building systems, core areas and the Building shell improvements, each in sufficient detail to permit Landlord a reasonable opportunity to review and provide preliminary approval or comments regarding Tenant's proposed interior design. Landlord shall review and approve or disapprove, in writing, of Tenant's Space Plans within fifteen (15) business days following receipt thereof by Landlord. If Landlord disapproves, either in whole or in part, of Tenant's Space Plans, Landlord shall provide to Tenant, in writing, with reasonable specificity Landlord's reasons for its disapproval. Tenant shall promptly correct or otherwise address all disapproved items identified by Landlord.

C. Working Drawings and Final Plans. Tenant shall cause its architects and/or engineers to prepare and Tenant shall submit to Landlord complete preliminary architectural plans, construction drawings and mechanical, electrical and plumbing drawings for the Premises (the "Working Drawings"), including the coordination with those base Building improvements (such as location of HVAC supplies and returns, sprinkler distribution and the like) which are interior to the Premises. In connection with the preparation of the Working Drawings, Tenant agrees to utilize as the mechanical, electrical and plumbing engineer Landlord's engineer for the Building; provided that the fees of such engineer are competitive with other qualified engineers. Landlord or Landlord's designated contractor or construction manager shall provide Tenant with a list of its objections, modifications, deletions or qualifications to the Working Drawings in writing. Tenant shall have fifteen (15) days from receipt of Landlord's list of objections, modifications, deletions or qualifications to cause the architect and the engineer to prepare final drawings, plans, and specifications (the "Final Plans"), based on the Working Drawings but

conforming to Landlord's reasonable objections, modifications, deletions or qualifications. No plans and specifications shall constitute the Final Plans hereunder unless and until the same have been approved in writing by both Landlord and Tenant.

D. Construction. Following the preparation and approval of Tenant's Space Plans, Working Drawings and Final Plans, Tenant shall prepare a construction budget, a copy of which budget (and any subsequent revisions thereto) shall be provided to Landlord, and shall build-out the Demised Premises according to the Final Plans (the "TI Work"), with a contractor and subcontractors approved by Landlord in the manner set forth below. Tenant shall provide a list of all general contractors from whom Tenant may solicit bids for the TI Work for Landlord's prior approval, which, subject to the provisions set forth in subsection C above, approval shall not be unreasonably withheld or delayed. Tenant shall submit for Landlord's approval, which approval shall not be unreasonably withheld or delayed, the names of the general contractor and Major Subcontractors (as defined in the next sentence) from whom Tenant intends to accept a bid. For purposes hereof, a "Major Subcontractor" shall constitute a subcontractor from whom Tenant solicits a bid for mechanical, electrical, plumbing, drywall, fire protection or fire alarm work for the Premises. Tenant shall provide Landlord with a copy of the final construction contract with its general contractor.

E. Tenant Allowance. Landlord agrees to provide to Tenant a tenant improvement allowance with respect to Tenant's Work in the Demised Premises of $40.00 per rentable square foot (the "Tenant Improvement Allowance") (i.e., a total of 10,250 per rentable square foot x $40.00 per rentable square foot in the Demised Premises = $410,000.00, subject to the reduction described below), such Tenant Improvement Allowance to be a reimbursement against actual expenditures, as more fully described below. The Tenant Improvement Allowance may be applied to the cost of all (i) tenant improvements and tenant fixtures, (ii) space planning, (iii) design and construction documents, (iv) architectural and mechanical drawings, (v) permit fees and other costs for the TI Work, (vi) construction management fees, (vii) general contractor fees, (viii) move related expenses, and (ix) computer and communication networking infrastructure (collectively, the "Construction Costs). Any unused portion of the Tenant Improvement Allowance shall be retained by Landlord. Notwithstanding any other provision of this Exhibit E or this Lease, to the extent that the Construction Costs exceed the Tenant Improvement Allowance, Tenant shall be responsible for the payment of same.

To the extent that the Construction Costs exceed the Tenant Improvement Allowance, Tenant shall be responsible for payment of the same. Without limiting the immediately preceding sentence, prior to receiving any portion of the Tenant Improvement Allowance, Tenant shall pay all of the Constructions Costs in excess of the Tenant Improvement Allowance as set forth in the construction budget provided for in paragraph (D) above or as otherwise reasonably determined by Landlord. Following the payment in full by Tenant of such Construction Costs, Landlord shall pay to Tenant a portion of the Tenant Improvement Allowance from time to time (but not more than once per month) in order to pay or reimburse Tenant for Construction Costs, upon submission to Landlord of a request for payment, which request shall be accompanied by invoices from Tenant's general contractor, lien waivers from the general contractor and all Major Subcontractors, a certificate from Tenant's architect that the work performed to date has been performed in accordance with the Final Plans, and evidence reasonably satisfactory to Landlord that the balance of the Tenant Improvement Allowance shall be sufficient to pay for all of the

remaining Construction Costs. In addition, Landlord may cause the Tenant Work to be inspected by an architect or engineer. If Landlord reasonably determines that the balance of the Tenant Improvement Allowance is not sufficient to pay for all of the remaining Construction Costs, Landlord shall not be required to disburse any further portion of the Tenant Improvement Allowance until Tenant has paid an amount of Construction Costs such that the balance of the Tenant Improvement Allowance shall be sufficient to pay for all of the remaining Construction Costs. Landlord will pay the amounts set forth above in the manner described above up to the amount of the Tenant Improvement Allowance, within thirty (30) days of receipt of such invoice and supporting documentation; provided, however, that (i) Landlord must receive all invoices and required supporting documentation during the first ten (10) days of any calendar month (and if any such information is received on a day after the tenth (10th) day of a calendar month, such information shall be deemed received on the first (1st) day of the next succeeding month); (ii) Landlord shall not be required to make any payment of the Tenant Improvement Allowance until Tenant shall first provide reasonable documentation that all previously invoiced amounts payable by Tenant have been fully paid (subject to any hold back amount) which documentation shall be accompanied by interim or final lien waivers, as appropriate (provided, however, that if (aa) Tenant's architect provides a certification that the TI Work has been finally completed in accordance with the Final Plans but a subcontractor has refused to deliver a final lien waiver, (bb) the period of time under all applicable law during which such subcontractor is permitted to file a valid mechanic's lien against the Land or the Building has expired and (cc) such subcontractor has not commenced any litigation in respect of the TI Work, then a final lien waiver from such subcontractor shall not be required for disbursement of the hold back to Tenant described in clause (iii), provided that Tenant shall pay any portion of such holdback, if any, to such subcontractor) and (iii) Landlord shall be entitled to hold back the final ten percent (10%) of the Tenant Improvement Allowance until (a) Tenant has completed the TI Work, (b) Tenant or Tenant's contractor has completed all punch list items to the TI Work identified by Landlord, (c) Tenant has provided Landlord with final "As-Built" drawings of the Demised Premises and all warranties, guarantees and operations and maintenance manuals related to the TI Work and (d) Tenant has provided Landlord with the items and sign-offs listed on Exhibit E-1.

At any time during the term of the Lease, Tenant shall have the right to construct a new bathroom or conform a current bathroom in the Demised Premises in compliance with the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder. If at any time during the term of the Lease, Tenant shall, upon prior written consent of Landlord, which such consent shall not be unreasonably withheld or delayed, construct such a new bathroom or conform a current bathroom in the Demised Premises in compliance with the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder, the Landlord shall provide, in addition to the Tenant Improvement Allowance, $15,000.00 to Tenant upon the (i) completion of such TI Work and (ii) documented approval and/or confirmation of such compliance customary by the appropriate governmental authority.

F. Tenant Installations. As part of the TI Work, Tenant shall be responsible for all work, construction and installation in the Demised Premises (including but not limited to all fixtures, furniture, equipment and other office installations). Such work shall be referred to as "Tenant Installations," and shall be at Tenant's sole cost and expense, subject to the application of the Tenant Improvement Allowance. Tenant Installations shall be considered an alteration for purposes of this Lease. Prior to commencing any Tenant Installations, Tenant shall submit

drawings and specifications for therefor to Landlord, showing all aspects of such work, for Landlord's review and approval.

G. Permits, Certificate of Occupancy. Tenant shall be responsible for applying for and obtaining all permits required for Tenant to perform the TI Work and operate within the Demised Premises, including, without limitation, the final certificate of occupancy, certificate of completion or equivalent, if required by applicable law, and for obtaining the final fire inspection approval, if required by applicable law, after completion of the TI Work and the Tenant Installations.

H Notice. Tenant shall, by notice to Landlord in writing, designate a single individual who Tenant agrees shall be available to meet and consult with Landlord at the Demised Premises as Tenant's representative respecting the matters which are the subject of this Exhibit E and who, as between Landlord and Tenant, shall have the power to legally bind Tenant, in making requests for changes, giving approval of plans or work, giving directions to Landlord or the like, under this Exhibit E.

I. Substantial Completion. For purposes of this Lease, "substantially complete" or "substantial completion" means full completion (including the receipt of all permits described in paragraph G of this Exhibit), except for minor or insubstantial details of construction, decoration or installation.

J. Permits; Compliance with Laws. Tenant's Final Plans shall be in a form in which building permits can be readily obtained and shall comply with all applicable local, state and federal laws, ordinances, codes and regulations. The architect shall certify to Landlord and Tenant that Tenant's Final Plans comply with the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder and all other applicable local, state and federal laws, ordinances, codes and regulations.

K. No Liability. Notwithstanding the review and approval by Landlord of Tenant's Space Plans, Working Drawings and Final Plans, Landlord shall have no responsibility or liability in regard to the safety, sufficiency, adequacy, constructability or legality thereof and Tenant shall be solely responsible for the compliance of such plans and specifications (and improvements constructed as a result thereof) with all applicable laws and regulations, the architectural completeness, constructability and sufficiency thereof and other matters relating thereto.

L. Insurance. Tenant shall purchase, or cause to be purchased, General Contractor's and Subcontractor's Required Minimum Coverages and Limits of Liability as follows:

Worker's Compensation, as required by state law, and Employer's Liability Insurance with a limit of not less than $5,000,000.00 (or more if required by the law of the State of New York) and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

Commercial General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $10,000,000.00 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $10,000,000.00. Such insurance shall include explosion, collapse and underground coverage. Such insurance shall insure each party's general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by such party's contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

Comprehensive Automotive Liability Insurance, for the ownership, maintenance, or operation of any automotive equipment, whether owned, leased, or otherwise held, including employer's non-ownership and hired automobile liability endorsements, in an amount not less than $5,000,000.00 per occurrence and $5,000,000.00 aggregate, combined single limit bodily injury and property damage liability.

Such insurance policies shall insure each party's general contractor and all subcontractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under its contract in connection with construction of the Demised Premises, whether performed by such party's general contractor, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

EXHIBIT E-1

The following items must be submitted in order to close-out the referenced project.

1. **ALL BUILDING DEPARTMENT INSPECTIONS/SIGN-OFFS**

   - o Sprinkler Sign-Off;
   - o Plumbing Sign-Off.
   - o Directive 14 Letter of Completion.
   - o TR-1 (Sign-off) Architect.
   - o TR-1 (Sign-Off) HVAC & Structural, if applicable.
   - o Fire Alarm Sign-off Letter or Engineer Certification.
   - o B.E.C. (Electrical Sign-off Certificate).
   - o Exit Sign Compliance

2. **ALL FINAL LIEN WAIVERS**

   - o ALA Forms G702 / 703 signed and notarized. o

   General Contractor.

   - o Misc. Sub Contractors for all trades.

     (Must include copies of payment checks)

3. **ONE (1) SET AS-BUILT MYLARS AND TWO (2) SETS B&W, ONE (1) SIGNED AND SEALED BY LICENSED ARCHITECT/ENGINEER, & SPECS.**

   - o Architectural
   - o Mechanical
   - o Electrical
   - o Plumbing
   - o Sprinkler
   - o Structural - if required.

4. **REQUIRED LEASE ITEMS**

   - o Air
   - o Water - Balance Reports
   - o Flame & Smoke Spread Compliance Certificates
   - o All Manuals
   - o Equipment Use Permits
   - o Punchlist - Signed-off (complete by architect)

EXHIBIT F

Certificate Confirming Lease Commencement Date and Lease Expiration Date

EXHIBIT G

License Agreement

[Attached]

IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be duly executed as of the day and year first above written.

LICENSOR:

DEKA FIRST REAL ESTATE USA L.P.,
a New York limited partnership

By: Deka 1330 Corporation, a New York corporation, its general partner

By: ______________________
Name: ______________________
Title: ______________________

By: ______________________
Name: ______________________
Title: ______________________

LICENSEE:

AETHER HOLDINGS, INC.,
a Delaware corporation

By: [signature]
Name: Robert W. D'Loren
Title: President/CEO

NYC01_84157852_3_335806_00001

IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be duly executed as of the day and year first above written.

LICENSOR:

DEKA FIRST REAL ESTATE USA L.P.,
a New York limited partnership

By: Deka 1330 Corporation, a New York corporation, its general partner

By: [illegible]
Name: HANNO SCHOLLITSCH
Title: ______

By: [illegible]
Name: [illegible]
Title: ______

LICENSEE:

AETHER HOLDINGS, INC.,
a Delaware corporation

By: ______
Name: ______
Title: ______